EXHIBIT 4.1

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                                  Omnicom Group
                             Retirement Savings Plan
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                                Table Of Contents
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I:     Introduction...........................................................1

II:    Definitions And Construction...........................................3

III:   Participation And Service.............................................16

IV:    Contributions.........................................................20

V:     Allocations To Participants' Accounts.................................32

VI:    Payment Of Benefits...................................................37

VII:   Trust Fund............................................................54

VIII:  Administration........................................................57

IX:    Miscellaneous.........................................................65

X:     Amendments And Action By Employer.....................................68

XI:    Successor Employer And Merger Or Consolidation Of Plans...............70

XII:   Plan Termination......................................................71

XIII:  Determination Of Top-Heavy Status.....................................72

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                                 I: Introduction
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      The Omnicom Group Profit-Sharing Retirement Plan (the "Prior Plan") was
established effective January 1, 1988 for the benefit of Omnicom Group Inc., BBDO International, Inc., Doyle Dane Bernbach Group Inc., Needham Harper Worldwide, Inc. and various subsidiaries. The Prior Plan was maintained as a plan meeting the requirements of qualification under Code Section 401(a) of the Code. The Prior Plan was restated in its entirety effective January 1, 1990 and has been amended from time to time.

      Effective January 1, 1997 (except as otherwise indicated herein for specified provisions or as required by law), the Prior Plan is hereby amended and restated in this document to reflect the following legislation collectively known as "GUST":

      o     The Uruguay Round Agreements Act ("GATT") of 1994;

      o     The Uniformed Services Employment and Reemployment Rights Act of
            1994;

      o     The Small Business Job Protection Act of 1996;

      o     The Taxpayer Relief Act of 1997;

      o     The Internal Revenue Service Restructuring and Reform Act of 1998;
            and

      o     Certain other relevant guidance.

      The rights and benefits of those individuals (or their beneficiaries) who terminate employment prior to January 1, 1997, are governed by the terms and conditions of the Prior Plan in effect prior to January 1, 1997. The rights and benefits of those individuals (or their beneficiaries) who terminate employment on or after January 1, 1997 and prior to July 1, 2001 are covered by the terms and conditions of the Prior Plan in effect at that time, unless otherwise provided in the Plan (as hereinafter defined) with respect to the effective date of any provisions noted herein.

      Effective July 1, 2001, the Prior Plan is further amended and restated as the Omnicom Group Retirement Savings Plan (the "Plan"), for the benefit of certain salaried and hourly employees, and their beneficiaries. It is to be maintained according to the terms of this instrument. The Administrative Committee has the authority to manage the administration of this Plan. The assets of this Plan are held in trust by the Trustee in accordance with the terms of the Trust Agreement, which is considered to be an integral part of this Plan. The Administrative

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Committee shall direct the Trustee as to the investment of the assets in the
Trust Fund in accordance with the terms of the Plan and Trust.

      The Plan is intended to be the primary tax-qualified defined contribution plan covering Omnicom Group and its affiliates. Subsequent to July 1, 2001, it is intended that substantially all of the defined contribution plans maintained by Omnicom Group affiliates (other than non-controlled group members) will be merged into this Plan. The rights and benefits under a merged plan of those individuals (or their beneficiaries) who terminate employment prior to the date upon which the plan is merged into this Plan shall be governed by the terms and conditions of the merged plan in effect prior to the merger date.

      The Plan shall also serve as the GUST amendment and restatement for each plan that is merged into this Plan prior to the expiration of the GUST remedial amendment period applicable to such plan. To the extent any of the provisions of the Plan, including Appendix A, have GUST effective dates prior to July 1, 2001, such provisions shall also constitute an amendment to the merged plans as in effect on such retroactive effective date, or as in effect on the dates so noted in Appendix A to the Plan.

      The Plan is intended to be a discretionary "profit sharing" plan as defined in Section 401(a)(27) of the Code, which includes a qualified cash or deferred arrangement as defined in Section 401(k) of the Code. The Plan is also intended to be an ERISA Section 404(c) plan.

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                        II: Definitions And Construction
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      2.1 Definitions. The following words and phrases, when used in this Plan, shall have the following meanings:

      Account means a Participant's After-Tax Contribution Account, Pre-Tax Contribution Account, Matching Contribution Account, Profit Sharing Contribution Account, Discretionary QNEC Account and Rollover Account.

      Administrative Committee means the individuals appointed under Section 8.1 to administer the Plan.

      Administrative Delegate means one or more persons or institutions to which the Administrative Committee has delegated certain administrative functions pursuant to a written agreement.

      After-Tax Contribution Account means the account maintained for a Participant to record the After-Tax Contributions he made to the Prior Plan or any Merged Plan and adjustments relating thereto.

      After-Tax Contributions means the contributions made by Participants under the Prior Plan or any Merged Plan on an after-tax basis.

      Annual Additions means, with respect to each Limitation Year, the total of the Profit Sharing, Matching and Discretionary QNEC Contributions and forfeitures allocated to a Participant's Account pursuant to the provisions of this Plan, plus the total of any Participant contributions for such Limitation Year, plus amounts described in Sections 415(l)(1) (relating to an individual medical account maintained under a defined benefit plan) and 419A(d)(2) (relating to post-retirement medical benefits) of the Code, if any. Annual Additions also shall include any additions to the account of a Participant under any other qualified defined contribution plan maintained by the Employer or a Controlled Group Member.

      Beneficiary means a person or persons (natural or otherwise) designated by a Participant in accordance with the provisions of Section 6.8 (or deemed to have been designated) to receive any death benefit which shall be payable under this Plan.

      Board of Directors means the Board of Directors of the Company.

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      Break in Service means a consecutive 12-month period during which an
Eligible Employee is not employed by, or in the service of an Employer or a Controlled Group Member. An Employee shall not be deemed to have incurred a Break in Service if he is on a leave of absence under the Family and Medical Leave Act and returns to employment within the time period prescribed by law. Absence for military service, sick leave, maternity leave, vacation leave or other special leave approved in writing by the Employer which (except military service) does not exceed twenty-four (24) months shall not be deemed a Break in Service, provided such Participant returns to employment not later than the expiration of the authorized leave of absence, but failing such return, the Participant shall be deemed to have terminated his employment as of the commencement of said absence or leave.

      Absence for military service will not be deemed a Break in Service if the Participant returns to employment with the Employer within such period during which his employment rights are protected by law.

      Calendar Quarter means the consecutive three-month periods beginning each January 1, April 1, July 1 and October 1.

      Code means the Internal Revenue Code of 1986, as amended, and includes any regulations issued thereunder.

      Company means Omnicom Group Inc., a corporation organized and existing under the laws of the State of New York, or its predecessor company or companies, or its successor or successors which elect to continue this Plan.

      Company Stock means an investment option established by the Company which is comprised of the Company's common stock, par value of $0.15 per share, and from time to time may include a small amount of cash.

      Compensation means, except as set forth in Appendix A to the Plan, for purposes of Sections 4.1(a), (c) and (e), the remuneration paid during a Plan Year to a Participant by the Employer for personal services rendered including base pay, overtime pay and commissions, but excluding any bonuses, the amount of any fringe benefits reported to the Internal Revenue Service as wages and also excluding the amount of any expense reimbursements; provided, however, that Compensation with respect to an Employee who becomes a Participant on an Entry Date other than the first day of a Plan Year, shall include, for that year, only those amounts

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attributable to the period beginning on his Entry Date. In all cases,
Compensation shall include Pre-Tax Contributions, if any, authorized by a Participant under this Plan or salary reduction contributions under a Code
Section 125 cafeteria plan. Unless a Participating Employer shall designate an alternative definition of Compensation for purposes of Sections 4.1(a) and (c) in Appendix A to the Plan the foregoing definition of compensation shall apply.

      Compensation taken into account for any Plan Year shall not exceed $170,000 (such amount to be indexed each year by the Secretary of the Treasury). For purposes of the preceding sentence, a Participant who has Compensation in excess of $170,000 (as adjusted by the Secretary) may continue to participate under the terms of the Plan after having received $170,000 of Compensation during the Plan Year as long as the aggregate amount of Compensation taken into account under the terms of the Plan for any Plan Year does not exceed $170,000 (as adjusted by the Secretary).

      Notwithstanding any provision in this Plan to the contrary, for purposes of determining Pre-Tax Contributions and Matching Contributions for a Participant, Compensation shall include such individual's Compensation beginning on the first day he commences participation pursuant to Section 3.2.

      For purposes of Sections 4.4 and 4.6, Compensation shall mean any definition of compensation permissible under Section 414(s) of the Code and regulations thereunder for such period as is determined by the Administrative Committee in its sole discretion.

      Controlled Group Member means any entity which is not an Employer, but which is included as a member with the Employer in a controlled group of corporations, or which is a trade or business (whether or not incorporated) included with the Employer in a brother-sister group or combined group of trades or businesses under common control or which is a member of an affiliated service group in which the Employer is a member, determined in each instance in accordance with Sections 414(b), (c), (m) and (o) of the Code, but only for the period during which such other entity is so affiliated with any Employer.

      Direct Rollover means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      Disability means a medically determinable physical or mental impairment of a permanent nature which prevents a Participant from performing his customary employment

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duties without endangering his health and which would qualify the Participant for a disability benefit from the long-term disability plan of the Participant's Participating Employer. If the Participant is not covered under a long-term disability plan of the Participating Employer, then he shall be considered disabled if he qualifies for a Social Security disability award.

      Discretionary QNEC Account means the account maintained for a Participant to record his share of Discretionary QNECs under Section 5.2(b)(3) and any discretionary qualified nonelective contributions made on his behalf under a Merged Plan prior to the date of merger with this Plan and adjustments relating thereto.

      Discretionary QNECs means the discretionary qualified nonelective contributions made by the Employer on a Participant's behalf pursuant to Section 4.1(d).

      Distributee means a Participant or Terminated Participant. In addition, the Participant's or Terminated Participant's Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in
Section 414(p) of the Code, are Distributees with regard to the interest of the Spouse or former Spouse.

      Effective Date means January 1, 1988, which is the date on which the provisions of the Prior Plan originally became effective. Effective Date with respect to the amendment and restatement of the Plan for GUST purposes means January 1, 1997 except as otherwise provided herein. Effective Date with respect to the amendment and restatement of the Plan to reflect the revised profit-sharing features means July 1, 2001; and to reflect the new 401(k) and matching features means the first date upon which a Participating Employer has either adopted such features or merged its defined contribution plan into this plan.

      Eligible Employee means any Employee of a Participating Employer, who is paid from its US payroll, including any officer or director who shall so qualify. The following individuals shall not be Eligible Employees: any individual who, as to any period to time, is classified or treated by an Employer as an independent contractor, a consultant, a Leased Employee, or an employee of an employment agency or any entity other than an Employer, even if such individual is subsequently determined to have been a common law employee of the Employer during such period.

      Any Employee whose terms of employment are covered by a collective bargaining agreement that does not provide for participation in the Plan, shall not be an Eligible

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Employee. A nonresident alien under United States immigration law who receives no earned income (within the meaning of Section 911(d)(2) of the Code) from an Employer which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code) shall not be an Eligible Employee.

      Notwithstanding the foregoing, as to any Participating Employer, the definition of Eligible Employee may be modified in accordance with Appendix A.

      Eligible Participant means, solely for purposes of Sections 4.4 ("Limitations on Pre-Tax Contributions") and 4.5 ("Income Attributable to Excess Contributions"), each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Pre-Tax Contributions on his behalf to the Plan. Solely for purposes of Sections 4.6 ("Limitations on Matching Contributions and After-Tax Contributions") and 4.7 ("Income Attributable to Excess Aggregate Contributions"), Eligible Participant means each Eligible Employee who has met the requirements for participation in the Plan regardless of whether he has authorized the Employer to make Pre-Tax Contributions on his behalf to the Plan and who is otherwise eligible to receive a Matching Contribution in accordance with Section 4.1(c).

      Eligible Retirement Plan means: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code; (iii) an annuity plan described in
Section 403(a) of the Code; or (iv) a qualified trust described in Section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving Spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      Eligible Rollover Distribution means any distribution of all or any portion of the balance to the credit of the Distributee, but does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); the

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portion of any hardship distribution described in Section 401(k)(2)(B)(i)(IV);
and any other distribution that does not qualify as an Eligible Rollover Distribution as defined in Section 401(a)(31)(C) of the Code.

      An Eligible Rollover Distribution shall include an unpaid loan that is offset against a Participant's total Account balance when he receives a distribution at Termination of employment in accordance with Section 6.11(g).

      Employee means any individual employed by the Employer as a common law employee.

      Employer means the Company and any Participating Employer. Employment Commencement Date means the date on which an Employee is first credited with an Hour of Service with the Employer.

      Entry Date means the first day of any payroll period for purposes of eligibility to participate in authorizing the Employer to make Pre-Tax Contributions to the Plan and to share in the allocation of Matching Contributions as described in Sections 4.1(a) and 4.1(c); and the first day of each Calendar Quarter for purposes of sharing in the allocation of Profit Sharing Contributions described in Section 4.1(e).

      ERISA means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued thereunder.

      Excess Aggregate Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. ss.1.401(m)-1(e)(2) or any successor thereto.

      Excess Contributions means with respect to each Plan Year, the amount determined for Highly Compensated Eligible Participants under the procedure set forth in Treas. Reg. ss.1.401(k)-1(f)(2) or any successor thereto.

      Forfeiture means that portion of a Participant's Matching Contribution Account or Profit Sharing Contribution Account that is forfeited pursuant to
Section 6.4 due to partial vesting.

      Highly Compensated Eligible Participant means those Eligible Participants who are Highly Compensated Employees.

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      Highly Compensated Employee means effective January 1, 1997, the individuals described in (a) and (b) below, unless otherwise provided in Appendix A with respect to any of the Merged Plans:

            (a) Employees who were five percent owners, as defined in Section 416(i)(1)(iii) of the Code, at any time during the determination year or the look-back year;

            (b) Employees with compensation greater than $80,000 (as adjusted at the same time and in the same manner as Section 415(d) of the Code) during the look-back year;

            (c) For purposes of determining whether an Employee is highly compensated, the determination year is the Plan Year for which the determination is being made. The look-back year is the twelve-month period preceding the determination year;

            (d) For purposes of defining Highly Compensated Employee, compensation means compensation as defined in Section 415(c)(3) of the Code, including elective contributions. The dollar limits are those for the calendar year in which the determination or look-back year begins; and

            (e) The Plan shall take into account Employees of all Controlled Group Members in determining who is highly compensated. Also, for this purpose, the term "Employee" shall include Leased Employees.

      Hours of Service means:

            (a) Performance of Duties. The actual hours for which an Employee is paid or entitled to be paid for the performance of duties by the Employer;

            (b) Nonworking Paid Time. Each hour for which an Employee is paid or entitled to be paid by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity, disability, layoff, jury duty, military duty or leave of absence; provided that no credit shall be given for payments made or due under a plan maintained solely for the purpose of complying with applicable workmen's or unemployment compensation or disability insurance laws or for payments which solely reimburse an Employee for medical or medically related expenses incurred by the Employee;

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            (c) Maternity and Paternity Leave. Solely for purposes of
determining whether a Break in Service has occurred for eligibility to participate and vesting, an Employee shall be credited with service for any period during which the Employee is absent from employment by reason of (1) pregnancy of the Employee, (2) birth of a child of the Employee, (3) placement of a child in connection with the adoption of the child by an Employee or (4) caring for the child during the period immediately following the birth or placement for adoption.

            (d) Back Pay. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer; provided, however, Hours of Service credited under paragraphs (a), (b) and (c) above shall not be recredited by operation of this paragraph;

            (e) Service with Controlled Group Members. For purposes of determining an Employee's eligibility to participate in the Plan and for purposes of vesting, Hours of Service shall include an Employee's Hours of Service with a Controlled Group Member (after it became a Controlled Group Member hereunder);

            (f) Service under Merged Plans. For purposes of determining an Employee's eligibility to participate in the Plan and for purposes of vesting, Hours of Service and Years of Service shall include an Employee's Hours of Service and Years of Service credited under the terms of the Prior Plan and any Merged Plan;

            (g) Equivalencies. For certain Plan purposes, including for purposes of allocating Matching Contributions pursuant to Section 5.2(b)(2) and Profit Sharing Contributions pursuant to Section 5.2(b)(4), the Administrative Committee shall have the authority to adopt an equivalency method for determining Hours of Service in accordance with DOL Reg. Section 2530.200b-3(e). The adoption of any equivalency method for counting Hours of Service shall be evidenced by a certified resolution of the Administrative Committee, which shall be attached to and made part of the Plan. Such resolution shall indicate the date from which such equivalency shall be effective; and

            (h) Miscellaneous.

                  (1) Notwithstanding any other provision of this Plan to the contrary, an Employee shall not be credited with Hours of Service or Years of Service more than once with respect to the same period of time.

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                  (2) Participants on military leaves of absence who are not directly or indirectly compensated or entitled to be compensated by the Employer while on such leave shall be credited with Hours of Service as required by
Section 9 of the Military Selective Service Act.

                  (3) Employees shall be credited with any Hours of Service required to be credited to them in accordance with the Family and Medical Leave Act and the Uniformed Services Employment and Reemployment Rights Act of 1994.

      Income means the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions and expenses paid from the Trust Fund. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of fair market value, except for any investment that the Administrative Committee determines shall be valued on the basis of book or contract value.

      Investment Manager means an investment advisor, bank, insurance company, mutual fund company or other entity meeting the requirements of Section 3(38) of ERISA appointed by the Company to manage the Plan's assets in accordance with the Trust Agreement.

      Leased Employee means, effective January 1,1997, any person who is not an Employee of the Employer and who provides services to the Employer where:

            (a) such services are provided pursuant to an agreement between the Employer and any leasing organization;

            (b) such person has performed such services for the Employer (or for the Employer and Controlled Group Members) on a substantially full-time basis for a period of at least one year; and

            (c) such services are performed under the primary direction or control of the Employer.

      Contributions or benefits provided to a Leased Employee by the leasing organization that are attributable to services performed for the recipient Employer shall be treated as provided by the recipient Employer.

      Notwithstanding the foregoing, such contributions or benefits shall not be treated as being provided by the recipient Employer if (1) such individual is covered by a money

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purchase pension plan maintained by the leasing organization, (2) such plan provides for nonintegrated employer contributions of ten percent of compensation and also provides for immediate participation and vesting and (3) Leased Employees (as determined without regard to this paragraph) do not comprise more than 20% of the nonhighly compensated workforce of the recipient Employer.

      Limitation Year means the Plan Year.

      Matching Contribution Account means the account maintained for a Participant to record his share of Matching Contributions under Section 5.2(b)(2) and to any Merged Plan prior to the date of merger with this Plan and adjustments relating thereto.

      Matching Contributions means the contributions made by the Employer pursuant to Section 4.1(c).

      Merged Plan means the plans identified in Appendix A to this Plan, that were merged with this Plan effective as of the dates noted therein.

      Normal Retirement Date means the date on which a Participant attains age
65.

      Participant means an Eligible Employee participating in the Plan in accordance with the provisions of Section 3.2.

      Participating Employer means any direct or indirect subsidiary of the Company or any other entity designated by the Board of Directors, which has either merged its plan into this Plan and/or adopted this Plan or the Prior Plan, with the approval of the Board of Directors or the CEO of the Company (or his designate). Plans merged with this Plan and Employers adopting this Plan subsequent to July 1, 2001 are set forth in Appendix A.

      PE Effective Date means for purposes of Sections 3.1(a), 4.1(a), 4.1(c) and 6.3(c) the date set forth in Appendix A with respect to a Participating Employer; and for purposes of Sections 3.1(b), 4.1(e) and 6.3(b), July 1, 2001, with respect to each Participating Employer that adopted the Prior Plan, or the date set forth in Appendix A with respect to each other Participating Employer.

      Period of Service means a period commencing on an Eligible Employee's Employment Commencement Date or Reemployment Commencement Date, whichever is applicable, until his Termination from Service Date.

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      Period of Severance means a period of time commencing on an Eligible
Employee's Termination from Service Date and ending on the date such Eligible Employee again performs an Hour of Service.

      Plan means the Omnicom Group Retirement Savings Plan, as amended from time to time, which is sponsored by the Company.

      Plan Year means the consecutive 12-month period commencing January 1 and ending December 31.

      Pre-Tax Contribution Account means the account maintained for a Participant to record his share of Pre-Tax Contributions under Section 5.2(b)(1) and to any Merged Plan prior to the date of merger with this Plan and adjustments relating thereto.

      Pre-Tax Contributions means the contributions made by the Employer on a Participant's behalf pursuant to Section 4.1(a).

      Prior Plan means the Omnicom Group Profit-Sharing Retirement Plan in effect prior to July 1, 2001.

      Profit Sharing Contribution Account means the account maintained for a Participant to record his share of Profit Sharing Contributions under Section 5.2(b)(4) and to any Merged Plan prior to the date of merger with this Plan and adjustments relating thereto.

      Profit Sharing Contributions means the contributions made by the Employer pursuant to Section 4.1(e).

      Reemployment Commencement Date means the first date, following a Termination from Service Date, which is not required to be taken into account under the service spanning rules of the Code, on which an Eligible Employee performs an Hour of Service.

      Retirement means Termination at or after Normal Retirement Date.

      Rollover Account means the account maintained for a Participant to record the amount of contributions he has rolled over to the Plan pursuant to Section
4.10 and to any Merged Plan prior to the date of merger with this Plan and adjustments relating thereto.

      Spouse means the spouse or surviving spouse of the Participant or Terminated Participant; provided that a former spouse will be treated as the spouse or surviving spouse to the extent provided under a qualified domestic relations order as described in Section 414(p) of the Code.

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      Terminated (or Termination) means a termination of employment with an
Employer or with a Controlled Group Member for any reason other than a transfer of employment from the Employer to a Controlled Group Member or from a Controlled Group Member to another Controlled Group Member.

      Terminated Participant means any former Employee who has a balance in his Account.

      Termination from Service Date means the date an Eligible Employee quits, retires, is discharged, dies or otherwise no longer has an employment relationship with an Employer (including a leave of absence); or, if earlier, the first anniversary of the date he is absent from employment for any other reason.

      Trust Agreement means the agreement between the Company and the Trustee, which establishes the Trust, as the same may be amended, modified or supplemented from time to time, and its successor agreements.

      Trust (or Trust Fund) means the fund known as the "Omnicom Group Retirement Savings Plan Trust," maintained by the Trustee in accordance with the terms of the Trust Agreement, as amended from time to time, which constitutes a part of this Plan.

      Trustee or Trustees means any corporation or individuals appointed by the Board of Directors of the Company to administer the Trust.

      Valuation Date means each business day that the New York Stock Exchange is open for business and any other date chosen by the Administrative Committee.

      Year of Service means the aggregate of the Periods of Service during which an Eligible Employee is employed by or in the service of an Employer or a Controlled Group Member. Years of Service shall be computed in terms of completed years. An Eligible Employee shall be credited with a number of Years of Service equal to at least the number of whole years of the Eligible Employee's Period of Service, whether or not such Periods of Service were completed consecutively. Non-successive Periods of Service must be aggregated on the basis that 12 months of service (30 days are deemed to be a month in the case of the aggregation of fractional months) or 365 days of service equal to one whole Year of Service. Years of Service shall include those Periods of Severance required to be credited pursuant to the service spanning rules of the Code. Under such rules, if an Eligible Employee severs from service by

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reason of a quit, discharge or retirement and then performs an Hour of Service within twelve (12) months of the Termination from Service Date, the Plan shall take into account the Period of Severance. In addition, if an Eligible Employee severs from service by reason of a quit, discharge or retirement during an absence from service or twelve (12) months or less for any reason other than a quit, discharge, or retirement and then performs an Hour of Service within twelve (12) months of the date on which the Eligible Employee was first absent from service, the Plan shall take into account the Period of Severance.

      For purposes of determining an Employee's eligibility to participate in the Plan and for purposes of vesting, all periods of the Employee's employment with a predecessor employer or employers shall be included in calculating his service to the extent required by Section 414(a) of the Code if an Employer or a Controlled Group Member maintains a plan of such predecessor employer. However, if the Employer or Controlled Group Member does not maintain a plan of such predecessor employer or if the acquired entity did not maintain a predecessor plan at the time it was acquired, periods of employment with such predecessor employer shall not be included in calculating an Employee's service unless required by regulations under Section 414(a) of the Code or as otherwise provided by the Board of Directors or the Administrative Committee, in accordance with the service crediting rules of Section 401(a)(4) of the Code.

      For purposes of determining an Employee's eligibility to participate in the Plan and for purposes of vesting, all periods of the Employee's employment with the Employer or a Controlled Group Member completed before the adoption of this Plan (or such part of the Plan which constitutes a separate plan under Section 410(b) of the Code) shall not be included in calculating his service, unless required by the Code or as otherwise provided by the Board of Directors or the Administrative Committee, in accordance with the service crediting rules of Section 401(a)(4) of the Code.

      2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. All references to "Section" refer to sections of the Plan, unless indicated otherwise. Unless the context indicates otherwise, words in the singular shall include the plural, and the plural shall include the singular.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                         III: Participation And Service
--------------------------------------------------------------------------------

      3.1 Eligibility to Participate.

            (a) Effective on the PE Effective Date, for purposes of eligibility to authorize the Employer to make Pre-Tax Contributions in accordance with
Section 4.1 and to share in the allocation of the Employer's Matching Contributions pursuant to Section 4.2, each Eligible Employee shall be eligible to become a Participant as of his Employment Commencement Date.

            (b) Effective on the PE Effective Date, for purposes of sharing in the allocation of the Employer's Profit Sharing Contribution in accordance with
Section 4.1(e), each Eligible Employee shall be eligible to become a Participant on the date as of which he is credited with one Year of Service.

      3.2 Commencement of Participation. Each Eligible Employee who has satisfied the requirements of Section 3.1 shall commence participation in the Plan on the next practicable Entry Date following the date he satisfies such requirements, provided he or she has filed the appropriate forms with the Administrative Committee, and supplied such information as is reasonably necessary for the administration of this Plan.

      An Eligible Employee who does not elect to make Pre-Tax Contributions to the Plan as of the first Entry Date next following the date he has met the eligibility requirements of Section 3.1(a), may elect to commence to make Pre-Tax Contributions to the Plan, as soon as practicable following any subsequent payroll period. An Eligible Employee's decision to commence making Pre-Tax Contributions shall be entirely voluntary. Eligible Employees who do not make Pre-Tax Contributions will share, if otherwise eligible, in the Employer's Profit Sharing Contributions and Discretionary QNECs, if any.

      3.3 Cessation of Participation. An Eligible Employee shall cease to be a Participant upon the earliest of: (i) the date on which his employment with the Employer terminates for any reason, including death or Disability; or (ii) the date on which he ceases to be an Eligible Employee.

      3.4 Participation and Service upon Reemployment. Upon the reemployment of any person after the Effective Date who had previously been employed by the Employer on or

--------------------------------------------------------------------------------
after the Effective Date, the following rules shall apply in determining his participation in the Plan and his Years of Service.

            (a) A reemployed Eligible Employee shall be eligible to make Pre-Tax Contributions and share in Matching Contributions as soon as practicable following his reemployment.

            (b) If the reemployed Terminated Participant is reemployed as an Eligible Employee and had a vested interest in his Matching Contribution Account or Profit Sharing Contribution Account when he Terminated employment, then he shall again be eligible to participate as soon as practicable following his reemployment and the Years of Service with which he was credited prior to Termination of employment shall be restored to him upon his reemployment for purposes of eligibility and vesting in future Matching Contributions and Profit Sharing Contributions allocated to him after his reemployment.

            (c) If the reemployed Terminated Participant is reemployed as an Eligible Employee and did not have a vested interest in his Matching Contribution Account or Profit Sharing Contribution Account when he Terminated employment, then he shall again be eligible to participate as soon as practicable following his reemployment and the Years of Service with which he was credited prior to Termination of employment shall be restored to him upon his reemployment for purposes of eligibility and vesting in future Matching Contributions and Profit Sharing Contributions allocated to him after his reemployment, if he is reemployed prior to incurring a Break in Service equal to or greater than five consecutive years.

            (d) If the reemployed Terminated Participant is reemployed as an Eligible Employee and did not have a vested interest in his Matching Contribution Account or Profit Sharing Contribution Account when he Terminated employment and he is reemployed after incurring a Break in Service equal to or greater than five consecutive years, then he must meet the requirements for eligibility to participate as if he were a new Employee and the Years of Service he had earned prior to Termination shall not be restored to him. A reemployed individual shall be eligible to authorize Pre-Tax Contributions to be made to the Plan and to share in Matching Contributions as soon as practicable following his reemployment.

            (e) If the reemployed individual is reemployed as an Eligible Employee, but was not yet a Participant in the Plan when he Terminated employment, he must

--------------------------------------------------------------------------------
meet the requirements for eligibility to share in Profit Sharing Contributions as if he were a new Eligible Employee; provided, however, that if he had been credited with a Year of Service prior to his Termination and he is reemployed prior to incurring a Break in Service equal to or greater than five consecutive years, then he shall be eligible for Profit Sharing Contributions on the next Entry Date following his reemployment. A reemployed individual shall be eligible to authorize Pre-Tax Contributions to be made to the Plan and to share in Matching Contributions as soon as practicable following his reemployment.

      3.5 Transfers to Controlled Group Members and Change in Status. A Participant's status as such under the Plan shall be modified upon and after the date as of which the Participant (i) is transferred to a Controlled Group Member; (ii) becomes a Leased Employee; (iii) becomes an Employee whose terms of employment are covered by a collective bargaining agreement that does not provide for participation in this Plan; or (iv) ceases for any other reason to be an Eligible Employee while still employed by the Employer.

      The Participant shall share in Employer contributions only to the extent of his Compensation up to the time such transfer or change in status occurs and shall not share in Employer contributions thereafter, unless he later is transferred back to the Employer or again becomes an Eligible Employee and becomes eligible under the terms of the Plan to share in such allocations. He, however, shall share in Income allocations pursuant to Section 5.2(a).

      3.6 Transfers from Controlled Group Members. Any individual who transfers to the Employer from a Controlled Group Member (regardless of whether he was previously employed by the Employer) shall be entitled to make Pre-Tax Contributions on the date he satisfies the requirements of Sections 3.1(a) and 3.2, and shall be entitled to share in Profit Sharing Contributions on the later of (a) the date he satisfies the requirements of Section 3.1(b), or (b) the date he transfers to the Employer. For purposes of sharing in Profit Sharing
Contributions for the Plan Year in which such transfer occurs, Compensation shall be measured from the date of such transfer. For purposes of sharing in Profit Sharing Contributions for the Plan Year in which a change in status occurs, as described in Section 3.5, Compensation shall be measured from the date of such change in status.

      3.7 Transfers from Employer to Employer. Any Participant who transfers from an Employer to another Employer shall only be entitled to share in Matching Contributions

--------------------------------------------------------------------------------
made by his former Employer, at the rate specified in Appendix A and in accordance with Section 4.1(c), with respect to any Pre-Tax Contributions made by the Participant prior to his transfer. However, such Participant shall be entitled to share in Matching Contributions made by his new Employer, at the rate specified in Appendix A and in accordance with Section 4.1(c), with respect to any Pre-Tax Contributions made by the Participant subsequent to his transfer. For purposes of sharing in Profit Sharing Contributions for the Plan Year in which such transfer occurs, the Participant shall only be entitled to share in Profit Sharing Contributions made by his former Employer in accordance with
Section 5.2(b)(4), if any, with respect to Compensation that is attributable to the portion of the Plan Year prior to his transfer. However, such Participant shall be entitled to share in Profit Sharing Contributions made by his new Employer in accordance with Section 5.2(b)(4), if any, with respect to Compensation that is attributable to the portion of the Plan Year subsequent to his transfer.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                IV: Contributions
--------------------------------------------------------------------------------

      4.1 Contributions.

            (a) Pre-Tax Contributions.

                  (1) Subject to the limitations of Sections 4.4 and 5.3, effective on the PE Effective Date, each Participant shall have the option to authorize the Employer, in accordance with procedures established by the Administrative Committee, to contribute to the Plan for a Plan Year on his behalf, an amount equal to any whole percentage of his future Compensation from one percent (1%) up to fifteen percent (15%) (as determined without regard to this Section 4.1(a)) for such Plan Year. Such authorization shall be in the form of an election by the Participant to have his Compensation reduced by payroll withholding. Payroll deductions shall commence in accordance with Section 3.2.

                  (2) Notwithstanding the foregoing, the Participant shall be prohibited from authorizing any Pre-Tax Contributions to be made on his behalf under this Plan and elective contributions under any other plan, in excess of the applicable limit under Section 402(g) of the Code in effect for the Plan Year to which such Pre-Tax Contributions relate. In the event a Participant has made excess deferrals under the Plan (or, if not, has determined that excess deferrals will be considered to exist under this Plan), then not later than the first day of March that next follows the close of the Participant's taxable year, (unless such deadline is waived by the Administrative Committee in its discretion) the Participant may notify the Plan in writing of the amount of the excess deferrals hereunder. The Participant shall be deemed to have notified the Plan of excess deferrals to the extent he has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer or Controlled Group Member. The Employer may notify the Plan on behalf of the Participant under these circumstances.

      Not later than the first April 15 following the close of the taxable year, the Plan shall distribute to the Participant the amount designated above, including any Income allocated thereto. The Income attributable to a Participant's excess deferral pursuant to this Section 4.1(a)(2) for the Plan Year during which such excess deferral arose shall be determined in accordance with Treas. Reg. ss.1.402(g)-1(e)(5)(ii). Unless otherwise provided for by the

--------------------------------------------------------------------------------

Administrative Committee, any Income attributable to a Participant's excess deferrals for the period between the end of the Plan Year and the date of distribution shall be disregarded. Excess deferrals to be distributed for a Plan Year shall be reduced by Excess Contributions previously distributed for the Plan Year beginning in such taxable year as set forth in Section 4.4. Matching Contributions allocated by reason of any excess deferral distributed pursuant to this Section, together with any income allocated thereto for the calendar year to which the excess deferral relates, shall be forfeited at the time such distribution is made. For this purpose, however, the excess deferrals that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Matching Contribution was made and second those Pre-Tax Contributions for which a Matching Contribution was made. Accordingly, if the Pre-Tax Contributions that are returned to the Participant as excess deferrals were not matched, no Matching Contributions will be forfeited.

      A Participant who has excess deferrals for a taxable year may receive a corrective distribution of excess deferrals during the same year. This corrective distribution shall be made only if:

                  (A) The Participant designates the distribution as an excess deferral. The Participant shall be deemed to have designated the distribution to the extent the Participant has excess deferrals for the taxable year calculated by taking into account only elective deferrals under the Plan and other plans of the Employer and Controlled Group Member. The Employer may make the designation on behalf of the individual under these circumstances.

                  (B) The correcting distribution is made after the date on which the Plan received the excess deferral.

                  (C) The Plan designates the distribution as a distribution of excess deferrals.

      The term "excess deferrals" means the excess of an individual's elective deferrals for any taxable year, as defined in Treas. Reg. ss.1.402(g)-1(b), over the applicable limit under Section 402(g)(1) for the taxable year.

      Notwithstanding the foregoing, the Administrative Committee may further limit a Participant's right to make Pre-Tax Contributions to the Plan if in the sole judgment and

--------------------------------------------------------------------------------
discretion of the Administrative Committee, such limits are necessary to ensure the Plan's compliance with the requirements of Sections 401(k) and (m) of the Code.

            (b) Change in Amount of Pre-Tax Contributions. Upon notice to the Administrative Committee, each Participant shall have the option to change the amount of Pre-Tax Contributions he has authorized the Employer to contribute to the Plan on his behalf pursuant to Section 4.1(a) or to suspend Pre-Tax Contributions entirely, as of any subsequent payroll period to be effective as soon as practicable thereafter. A Participant who has ceased making Pre-Tax Contributions may again authorize Pre-Tax Contributions to be made to the Plan on his behalf as of any subsequent payroll period to be effective as soon as practicable thereafter. A change made pursuant to this Section shall remain in effect until the Participant's active participation in the Plan has terminated, except to the extent a change is again made pursuant to this Section or as otherwise provided by the Plan.

            (c) Matching Contributions. Subject to the limitations of Sections
4.6 and 5.3, effective on the PE Effective Date, the Company and each Participating Employer (except as set forth below) shall make Matching Contributions to the Plan on behalf of each Participant who makes Pre-Tax Contributions at the rate, if any, specified on Appendix A, unless the Company or the Participating Employer, by action of its board of directors, elects not to make Matching Contributions for such Plan Year and affected Participants are notified of such action.

      Except as set forth in Appendix A, in order to share in the allocation of Matching Contributions, a Participant must complete 1,000 Hours of Service during the Plan Year and be employed by the Employer on the last day of the Plan Year (or be on a leave of absence under the Family and Medical Leave Act), or have Terminated during the Plan Year due to death, Retirement or Disability prior to the last day of the Plan Year. The rate of Matching Contributions may be increased (or decreased) for any payroll period to such extent as the boards of directors of the Participating Employers may determine in their discretion.

            (d) Discretionary QNECs. Subject to the limitations of Sections 4.4 and 5.3, effective on the PE Effective Date, the Employer shall contribute for each Plan Year an amount, if any, as determined by the Board of Directors on behalf of some or all Participants who are not Highly Compensated Eligible Participants. It is intended that this contribution shall

--------------------------------------------------------------------------------
constitute a qualified nonelective contribution within the meaning of Treas. Reg. ss.1.401(k)-1(g)(13)(ii) or any successor thereto. Such Discretionary QNECs may be used to satisfy the nondiscrimination tests set forth in Sections 4.4 and
4.6 pertaining to Pre-Tax Contributions and Matching Contributions.

            (e) Profit Sharing Contribution. Subject to the limitations of
Section 5.3, effective on the PE Effective Date, the Company and each Participating Employer in its discretion may contribute an amount for each Plan Year, which shall be allocated in accordance with Section 5.2(b)(4). Any contributions made hereunder shall be without regard to whether the Employer has current or accumulated earnings or profits for its taxable year that ends with or within the Plan Year for which the contributions are made.

            (f) Appendix A. Notwithstanding the foregoing, if Appendix A affirmatively states that any of the foregoing Sections are not effective with respect to a Participating Employer, or is silent as to whether any of the foregoing Sections are effective with respect to a Participating Employer, then such Sections shall not be effective with respect to such Participating Employer; except that, Section 4.1(e) (and Sections 3.1(b) and 6.3(b)) shall be effective as of July 1, 2001 with respect to each Participating Employer that adopted the Prior Plan.

      4.2 Time and Manner of Contribution. All contributions shall be paid directly to the Trustee, and except as provided in Section 4.1(a) with respect to Pre-Tax Contributions, a contribution for any Plan Year shall be made not later than the date prescribed by law for filing the Employer's federal income tax return, including extensions, for such Plan Year. Subject to the foregoing, any contributions (other than Pre-Tax Contributions) may be paid in installments from time to time during or after the Plan Year in which made. The contributing Employer shall specify, as to each contribution payment it makes to the Trust Fund, the Plan Year to which such payment relates.

      4.3 Conditions on Employer Contributions. To the extent permitted or required by ERISA and the Code, contributions under this Plan are subject to the following conditions:

--------------------------------------------------------------------------------

            (a) If the Employer makes a contribution, or any part thereof, by good faith mistake of fact, such contribution or part thereof, or its then current value if less, shall be returned to the Employer within one year after such contribution is made;

            (b) Contributions to the Trust Fund are specifically conditioned on the initial qualification of the Plan under the Code; in the event the Plan is determined to be disqualified upon an application for determination made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted or such later date as the Secretary of the Treasury may prescribe, contributions made in respect of any period subsequent to the effective date of such disqualification shall be returned to the Employer within one year after the effective date of disqualification;

            (c) Contributions to the Plan are specifically conditioned upon their deductibility under the Code; to the extent a deduction is disallowed for any such contribution, such amount, or its then current value if less, shall be returned to the Employer within one year after the disallowance of the deduction; and

            (d) The amount of any Employer contribution shall be subject to the limitations prescribed in Section 5.3.

      4.4 Limitations on Pre-Tax Contributions. Effective on the date set forth in Appendix A, the amount of Pre-Tax Contributions made in each Plan Year on behalf of all Eligible Participants under the Plan shall comply with either (a) or (b) and (c), if applicable, below.

            (a) Unless otherwise provided in Appendix A with respect to any of the Merged Plans, the average deferral percentage for the Highly Compensated Eligible Participants for the current Plan Year shall not exceed the average deferral percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 125%; or

            (b) Unless otherwise provided in Appendix A with respect to any of the Merged Plans, the average deferral percentage for Highly Compensated Eligible Participants for the current Plan Year shall not be greater than the average deferral percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 200% and the excess of the average deferral percentage for Highly Compensated Eligible Participants for the current

--------------------------------------------------------------------------------

Plan Year over all other Eligible Participants for the immediately preceding Plan Year shall not exceed two percentage points.

      Compliance with (a) and (b) above, shall be determined in accordance with the rules set forth in Section 401(k)(3) of the Code and Treas. Reg. ss.1.401(k)-1(b), or any successors thereto.

            (c) Notwithstanding the foregoing, if this Section 4.4 and Section
4.6 are both satisfied by use of the limitation set forth in subsection (b) above, the average deferral percentages for the Highly Compensated Eligible Participants and the average contribution percentages for the Highly Compensated Eligible Participants, as defined in Section 4.6, also must satisfy the aggregate limit test set forth in Treas. Reg. ss.1.401(m)-2(b)(3).

      The average deferral percentage shall equal the sum of the individual deferral percentages for Participants in the applicable Highly Compensated or Non-Highly Compensated Eligible Employee category, divided by the total number of Eligible Employees in such group. The individual deferral percentage shall be equal to the amount of the Participant's Pre-Tax Contributions for the Plan Year, divided by his Compensation for such Plan Year. For purposes of computing the deferral rates, if any Employer or Controlled Group Member maintains any other cash or deferred arrangement which is aggregated with this Plan for purposes of applying Section 401(a)(4) or 410(b) of the Code, all such cash or deferred arrangements shall be treated as one plan. The individual deferral percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Pre-Tax Contributions allocated to him under two or more arrangements described in Section 401(k) of the Code that are maintained by an Employer or its Controlled Group Members shall be determined as if such Pre-Tax Contributions were made under a single arrangement.

      If the Administrative Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail (a), (b) or (c) above, the Administrative Committee shall take any action that it deems appropriate, including imposing a uniform limitation on Pre-Tax Contributions made by Highly Compensated Eligible Participants, for the Plan to satisfy (a),
(b) or (c) above.

      If the amount of Pre-Tax Contributions authorized by Highly Compensated Eligible Participants in a Plan Year would not comply with (a), (b) or (c) above, then by the last

--------------------------------------------------------------------------------
day of the following Plan Year, the Administrative Committee may determine that the Excess Contributions for such Plan Year shall be distributed to the applicable Highly Compensated Eligible Participants, including any Income attributable to such Excess Contributions. Pre-Tax Contributions that are distributed from the Plan shall continue to be treated under Section 415 as Annual Additions for the Participant from whose Account they are distributed.

      The Administrative Committee shall determine the amount of the Excess Contributions attributable to each Highly Compensated Eligible Participant as the amount (if any) by which the Highly Compensated Eligible Participant's Pre-Tax Contributions must be reduced for the average deferral percentage to equal the highest permitted average deferral percentage under the Plan. The highest permitted average deferral percentage permitted under the Plan shall be determined by reducing the individual deferral percentage of the Highly Compensated Eligible Participant with the highest individual deferral percentage to equal the individual deferral percentage of the Highly Compensated Eligible Participant with the next highest individual deferral percentage. If a lesser reduction would permit the Plan to meet the requirements of (a), (b) or (c) above, such lesser reduction shall be made. The Administrative Committee shall repeat this process until the Plan meets the requirements of (a), (b) or (c) above.

      The Administrative Committee shall distribute the amount of the Excess Contributions plus Income, as determined above, to Highly Compensated Eligible Participants, in the amount necessary so that the Highly Compensated Eligible Participant who authorized the highest dollar amount of Pre-Tax Contributions is reduced to equal the next highest dollar amount of Pre-Tax Contributions (or a lesser amount if a lesser amount may be distributed in order to comply with (a),
(b) or (c) above) authorized by the Highly Compensated Eligible Participant with the next highest dollar amount of Pre-Tax Contributions. The foregoing steps shall be repeated until the total amount of Excess Contributions have been distributed. Recalculation of the average deferral percentage test following the distribution of Excess Contributions, shall not be required. Any Matching Contribution allocable to an Excess Contribution that is returned to the Participant pursuant to this Section 4.4 shall be forfeited notwithstanding the provisions of Section 6.3. For this purpose, however, the Excess Contributions that are returned to the Participant shall be deemed to be first those Pre-Tax Contributions for which no Matching Contribution was made and second those Pre-Tax

--------------------------------------------------------------------------------

Contributions for which a Matching Contribution was made. Accordingly, unmatched Pre-Tax Contributions shall be returned as Excess Contributions before matched Pre-Tax Contributions.

      Alternatively, the Administrative Committee may take such other actions as may be permissible under the Code to ensure the Plan's compliance with the requirements of Section 401(k) of the Code, including, without limitation the allocation of the Employer's contribution to some or all Eligible Participants who are not Highly Compensated Eligible Participants in accordance with Section 4.1(c).

      4.5 Income Attributable to Excess Contributions. The Income attributable to a Participant's Excess Contributions pursuant to Section 4.4 for the Plan Year during which such Excess Contributions arose shall be determined in accordance with Treas. Reg. ss.1.401(k)-1(f)(4)(ii).

      Unless provided for by the Administrative Committee, any gain or loss on a Participant's Excess Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

      4.6 Limitations on Matching Contributions and After-Tax Contributions. Effective January 1, 1997 with respect to Participating Employers that adopted the Prior Plan and the date set forth on Appendix A with respect to other Participating Employers, the amount of Matching Contributions made in each Plan Year on behalf of all Eligible Participants and After-Tax Contributions made by Eligible Participants under the Plan shall comply with either (a) or (b) and
(c), if applicable, below.

            (a) Unless otherwise provided in Appendix A with respect to any of the Merged Plans, the average contribution percentage for the Highly Compensated Eligible Participants for the current Plan Year shall not exceed the average contribution percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 125%; or

            (b) Unless otherwise provided in Appendix A with respect to any of the Merged Plans, the average contribution percentage for Highly Compensated Eligible Participants for the current Plan Year shall not be greater than the average contribution percentage of all other Eligible Participants for the immediately preceding Plan Year multiplied by 200% and the excess of the average contribution percentage for Highly Compensated Eligible

--------------------------------------------------------------------------------

Participants for the current Plan Year over all other Eligible Participants for the immediately preceding Plan Year shall not exceed two percentage points.

      Compliance with (a) and (b) above, shall be determined in accordance with the rules set forth in Section 401(m)(2) of the Code and Treas. Reg. ss.1.401(m)-1(b), or any successors thereto.

            (c) Notwithstanding the foregoing, if this Section 4.6 and Section
4.4 are both satisfied by use of the limitation set forth in subsection (b) above, the average contribution percentages for the Highly Compensated Eligible Participants and the average deferral percentages for the Highly Compensated Eligible Participants, as defined in Section 4.4, also must satisfy the aggregate limit test set forth in Treas. Reg. ss.1.401(m)-2(b)(3).

      The average contribution percentage shall equal the sum of the individual contribution percentages for Participants in the applicable Highly Compensated or Non-Highly Compensated Eligible Employee category, divided by the total number of Eligible Employees in such group. The individual contribution percentage shall be equal to the amount of the Participant's Matching Contributions for the Plan Year, divided by his Compensation for such Plan Year. For purposes of computing the contribution rates, if any Employer or Controlled Group Member maintains any other cash or deferred arrangement which is aggregated with this Plan for purposes of applying Section 401(a)(4) or 410(b) of the Code, all such cash or deferred arrangements shall be treated as one plan. The individual contribution percentage for any Highly Compensated Employee for the Plan Year who is eligible to have Matching Contributions and Pre-Tax Contributions allocated to him under two or more arrangements described in Sections 401(a) or 401(m) of the Code that are maintained by the Employer or its Controlled Group Members shall be determined as if such contributions were made under a single arrangement.

      If two or more plans maintained by the Employer or its Controlled Group Members are treated as one plan for purposes of the nondiscrimination requirements of Code Section 401(a)(4) or the coverage requirements of Code
Section 410(b) (other than for purposes of the average benefits test), all Matching Contributions that are made pursuant to those plans shall be treated as having been made pursuant to one plan.

      If the Administrative Committee determines, in its sole discretion, with respect to any Plan Year, that the Plan will (or may) fail (a), (b) or (c) above, the Administrative

--------------------------------------------------------------------------------

Committee shall take any action that it deems appropriate for the Plan to satisfy (a), (b) or (c) above.

      If the amount of Matching Contributions and/or After-Tax Contributions made by or on behalf of Highly Compensated Eligible Participants in a Plan Year would not comply with (a), (b) or (c) above, then by the last day of the following Plan Year, the Administrative Committee may determine that the Excess Aggregate Contributions for such Plan Year shall be distributed (or forfeited, if otherwise not vested) to the applicable Highly Compensated Eligible Participants, including any Income attributable to such Excess Aggregate Contributions. Excess Aggregate Contributions that are distributed are treated as Annual Additions under Section 415 of the Code. Forfeited Matching Contributions that are reallocated to the Accounts of other Participants for the Plan Year in which the forfeiture occurs are treated under Section 415 as Annual Additions for the Participant to whose Account they are reallocated and for the Participant from whose Accounts they are forfeited.

      The Administrative Committee shall determine the amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant as the amount (if any) by which the Highly Compensated Eligible Participant's Matching Contributions and/or After-Tax Contributions must be reduced for the average contribution percentage to equal the highest permitted average contribution percentage under the Plan. The highest permitted average contribution percentage permitted under the Plan shall be determined by reducing the individual contribution percentage of the Highly Compensated Eligible Participant with the highest individual contribution percentage to equal the individual contribution percentage of the Highly Compensated Eligible Participant with the next highest individual contribution percentage. If a lesser reduction would permit the Plan to meet the requirements of (a), (b) or
(c) above, such lesser reduction shall be made. The Administrative Committee shall repeat this process until the Plan meets the requirements of (a), (b) or
(c) above.

      The Administrative Committee shall distribute (or cause to be forfeited if otherwise not vested) the amount of the Excess Aggregate Contributions plus Income, as determined above, to Highly Compensated Eligible Participants, in the amount necessary so that the Highly Compensated Eligible Participant who received the highest dollar amount of Matching Contributions and/or made the highest dollar amount of After-Tax Contributions, is

--------------------------------------------------------------------------------
reduced to equal the next highest dollar amount of Matching Contributions or After-Tax Contributions, as applicable, (or a lesser amount if a lesser amount may be distributed in order to comply with (a), (b) or (c) above) received by the Highly Compensated Eligible Participant with the next highest dollar amount of Matching Contributions or After-Tax Contributions. The foregoing steps shall be repeated until the total amount of Excess Aggregate Contributions have been distributed. Recalculation of the average contribution percentage test following the distribution of Excess Aggregate Contributions, shall not be required.

      Alternatively, the Administrative Committee may take such other actions as may be permissible under the Code to ensure the Plan's compliance with the requirements of Section 401(m) of the Code, including, without limitation the allocation of the Employer's Discretionary QNEC to some or all Eligible Participants who are not Highly Compensated Eligible Participants in accordance with Section 4.1(d).

      4.7 Income Attributable to Excess Aggregate Contributions. The Income attributable to a Participant's Excess Aggregate Contributions pursuant to
Section 4.6 for the Plan Year during which such Excess Aggregate Contributions arose shall be determined in accordance with Treas. Reg.
ss.1.401(m)-1(e)(3)(ii).

      Unless provided for by the Administrative Committee, any gain or loss on a Participant's Excess Aggregate Contributions for the period between the end of the Plan Year and the date of distribution shall be disregarded.

      4.8 Requirements for Qualified Non-Elective Contributions. Any contributions that are designated as qualified non-elective contributions shall meet the requirements of Treas. Reg. ss.1.401(k)-1(b)(5). In addition, qualified non-elective contributions shall be fully vested at all times. Such contributions shall be distributed from the Plan only in accordance with the events enumerated in the Plan provided however, that in no event shall such amounts be available for hardship withdrawal.

      4.9 After-Tax Contributions. Except as provided in any of the Merged Plans, prior to July 1, 2001, a Participant could make voluntary after-tax contributions to the Prior Plan for a Plan Year, not to exceed ten percent (10%) of his Compensation for the Plan Year. As of July 1, 2001, voluntary after-tax contributions are not permitted.

--------------------------------------------------------------------------------

      4.10 Rollovers. A Participant or an Eligible Employee, with the prior approval of the Administrative Committee, may transfer, or have transferred to the Trust any property which has been distributed to him whether such amount is
(i) transferred directly from the Trust of another plan that is qualified under
Section 401(a) of the Code, as an eligible rollover distribution to this Plan;
(ii) transferred by the Participant after his receipt of such amount from a plan qualified under Section 401(a) of the Code; or (iii) transferred from a "conduit" Individual Retirement Account established by the Participant upon his receipt of such amount from a plan qualified under Section 401(a) of the Code; provided, however, that such amount qualifies as a rollover amount as defined by the Code at the time of the transfer. If it is later determined that an amount did not in fact qualify as a rollover amount, such amount shall be immediately segregated from all other assets of the Plan and distributed to the Participant. Any such amount shall be deemed never to have been part of the Trust Fund.

      The amount of cash or the fair market value of any other property transferred to the Trust pursuant to this Section 4.10 shall be credited to the Participant's Rollover Account as of the Valuation Date next following such transfer to the Trust and shall be nonforfeitable at all times.

      4.11 Military Service. Effective December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    V: Allocations To Participants' Accounts
--------------------------------------------------------------------------------

      5.1 Individual Account. The Administrative Committee shall create and maintain, or cause to be created and maintained, adequate records to disclose the interest in the Trust of each Participant, Terminated Participant and Beneficiary. Such records shall be in the form of individual Accounts and credits, and charges shall be made to such Accounts in the manner herein described. While such records shall distinguish between Pre-Tax Contributions and adjustments thereto and Matching Contributions and adjustments thereto and Discretionary QNECs and adjustments thereto and Profit Sharing Contributions and adjustments thereto, there shall be one Account maintained for each Participant reflecting the Pre-Tax Contributions, Matching Contributions, Discretionary QNECs and Profit Sharing Contributions made to the Plan by or on behalf of each Participant. There also shall be maintained accounts for each Participant reflecting his Rollover Account and After-Tax Contribution Account, if any. The maintenance of individual Accounts is for accounting purposes only, and a segregation of the assets of the Trust Fund with respect to each Account shall not be required. Distributions and withdrawals made from an Account shall be charged to the Account as of the date paid. Each Account shall also reflect the total value of its proportionate interest in each of the investment options available under the Plan.

      5.2 Account Activity. The Accounts of Participants, Terminated Participants and Beneficiaries shall be adjusted in accordance with:

            (a) Income. The Income of the Trust Fund shall be allocated as of each Valuation Date to the Accounts of Participants, Terminated Participants and Beneficiaries who have balances in their Accounts on such Valuation Date in proportion to the balances in their Accounts immediately after the preceding Valuation Date taking into account any distributions, transfers or withdrawals from such Account during the interim period.

      For purposes of this subsection, to the extent that Participants, Terminated Participants and Beneficiaries direct the management of their Account pursuant to Section 7.2, the Income with respect to their Account shall be separately determined by reference to each investment option designated by such individuals.

--------------------------------------------------------------------------------

      If a Participant makes a rollover contribution to the Plan, it will be credited to his Rollover Account as soon as practicable and thereafter shall begin to be credited with a share of the Income.

      All valuations hereunder shall be based on the fair market value of the assets in the Trust Fund on the Valuation Date or in the case of any investments the Administrative Committee determines, on the basis of book value or contract value.

      For purposes of this subsection, loans shall be funded from a Participant's investments on a pro rata basis in accordance with Section 6.11(h) and Income on such investments shall be determined without regard to the portion of such investment that is used to fund the loan. Loan repayments (whether consisting of principal and/or interest) shall be credited to the Participant's Account and related subaccounts in the proportion that each such subaccount funded the loan pursuant to Section 6.11(h). The repayments shall be invested in accordance with the Participant's current investment elections.

            (b) Contributions. The contributions for each Plan Year shall be allocated among the Pre-Tax Contribution Accounts, Matching Contribution Accounts, Discretionary QNEC Accounts and Profit Sharing Contribution Accounts of those eligible Participants as set forth below:

                  (1) Pre-Tax Contributions. The Pre-Tax Contribution for the Plan Year made pursuant to Section 4.1(a) shall be credited directly to the Pre-Tax Contribution Account of each Participant who authorized a Pre-Tax Contribution.

                  (2) Matching Contributions. The Employer's Matching Contribution for the Plan Year made pursuant to Section 4.1(c) shall be allocated to the Matching Contribution Accounts of those Participants described in Section 4.1(c).

                  (3) Discretionary QNECs. The Employer's Discretionary QNEC for the Plan Year made pursuant to Section 4.1(d), shall be credited directly to the Discretionary QNEC Accounts of some or all Eligible Participants who are not Highly Compensated Eligible Participants as of the last day of the Plan Year and who are designated to receive an allocation of such contribution.

                  (4) Profit Sharing Contributions. Except as set forth in Appendix A, in order to share in the allocation of Profit Sharing Contributions, a Participant

--------------------------------------------------------------------------------
must complete 1,000 Hours of Service during the Plan Year and be employed by the Employer on the last day of the Plan Year, or have Terminated during the Plan Year due to death, Retirement or Disability prior to the last day of the Plan Year. Such allocations shall be made in the ratio that the Compensation of each eligible Participant bears to the Compensation of all eligible Participants of the Participating Employer as set forth in Appendix A.

            (c) Forfeitures. As of the end of each Plan Year, Forfeitures that result from unvested Matching Contributions in accordance with Section 6.4, shall be used as soon as practicable to reduce the Participating Employers' Matching Contributions, and Forfeitures that result from unvested Profit Sharing Contributions in accordance with Section 6.4, shall be used as soon as practicable to reduce the Participating Employers' Profit Sharing Contributions. Notwithstanding the foregoing, Forfeitures also may be applied toward the payment of the Company's or the Participating Employer's Plan expenses, or for other Plan purposes, including for the purpose of making adjustments to Participants' Accounts, as determined by the Administrative Committee.

            (d) Deemed Date of Allocation. All credits or deductions made under this Article to Participants' Accounts shall be deemed to have been made no later than the last day of the Plan Year though actually determined thereafter, provided, however, that Income shall not be allocated to Accounts until the credits or deductions noted above actually are applied to Participants' Accounts.

      5.3 Maximum Annual Additions. The maximum Annual Additions that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

            (a) $35,000, as indexed for increases in the cost-of-living in accordance with Section 415(d) of the Code, or

            (b) 25 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the Limitation Year.

      The compensation limitation referred to in clause (b) above shall not apply to:

            (c) Any contribution for medical benefits (within the meaning of Section 419A(f)(2) of the Code) to be paid to the Participant after separation from service which is otherwise treated as Annual Additions, or

--------------------------------------------------------------------------------

            (d) Any amount otherwise treated as Annual Additions under Section 415(l)(1) of the Code (relating to an individual medical account maintained under a defined benefit plan).

      If the total Annual Additions on behalf of a Participant for a Limitation Year would exceed the limitations described herein as a result of the allocation of forfeitures, a reasonable error in determining the amount of Pre-Tax Contributions that a Participant may make to comply with this Section 5.3, or as a result of a reasonable error in estimating a Participant's Compensation for purposes of this Section, Pre-Tax Contributions may be distributed to the Participant to the extent that such distribution would reduce the excess Annual Additions as permitted under Section 415 of the Code. Any Pre-Tax Contributions so distributed shall be deemed first to consist of Pre-Tax Contributions for which no corresponding Matching Contributions were made; and second from Pre-Tax Contributions for which Matching Contributions were made. If Pre-Tax Contributions are distributed, then such amounts shall be disregarded under Sections 4.4, 4.5, 4.6, and 4.7 and for purposes of the limitations of Section 402(g) of the Code. Any gains attributable to such excess Pre-Tax Contributions that are so distributed, that are not also distributed, shall be considered as employee contributions for the Limitation Year in which the excess Pre-Tax Contributions were made. Any Matching Contributions attributable to Pre-Tax Contributions that are distributed herein shall be held unallocated in a suspense account.

      If the total Annual Additions on behalf of a Participant for a Limitation Year would still exceed the limitations described herein after distribution of excess Pre-Tax Contributions above, the excess amounts in the Participant's Account attributable to Matching Contributions or Profit-Sharing Contributions shall be held unallocated in a suspense account for the Limitation Year and allocated and reallocated in the next Limitation Year to all Participants in the Plan. Such excess amounts must be used to reduce Employer contributions for the next Limitation Year (and succeeding Limitation Years, as necessary) for all of the Participants in the Plan or applied to the payment of Plan expenses. However, if the allocation or reallocation of the excess amounts pursuant to the provisions of the Plan causes the limitations of Section 415 to be exceeded with respect to a Participant for the Limitation Year, then these amounts shall be held unallocated in a suspense account.

--------------------------------------------------------------------------------

      If a suspense account is in existence at any time during a particular Limitation Year, other than the Limitations Year described herein, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Section 415) before any contributions which would constitute Annual Additions may be made to the Plan for that Limitation Year.

      5.4 No Rights Created by Allocation. Any allocation made and credited to the Account of a Participant, Terminated Participant or Beneficiary under this Article shall not cause such Participant, Terminated Participant or Beneficiary to have any right, title or interest in or to any assets of the Trust Fund except at the time or times, and under the terms and conditions, expressly provided in this Plan.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             VI: Payment Of Benefits
--------------------------------------------------------------------------------

      6.1 Normal Retirement or Disability. If a Participant is Terminated by reason of his Disability, then such Participant shall be entitled to receive the entire amount credited to his Account in the manner and at the time provided in Sections 6.5 and 6.6. A Participant who was a Participant on June 30, 2001 and who remained a Participant on July 1, 2001, and who has three or more Years of Service as of July 1, 2001 shall be entitled to receive the entire amount credited to his Account if he Terminates employment after reaching age 60.

      6.2 Death. In the event that the Termination of a Participant is caused by his death, or in the event that a Participant or Terminated Participant who is entitled to receive distributions pursuant to Section 6.1 dies prior to receiving the full amount of such distributions, the entire amount credited to his Account shall be paid to his Beneficiary in the manner and at the time provided in Sections 6.5 and 6.6.

      6.3 Other Termination and Vesting. If a Participant Terminates for any other reason, then he shall be entitled to receive the vested interest in his Account as follows:

            (a) A Participant shall be fully vested at all times in his Pre-Tax Contribution Account, Discretionary QNEC Account, Rollover Account and After-Tax Contribution Account.

            (b) Effective on the PE Effective Date, a Participant shall become vested in his Profit Sharing Contribution Account in accordance with the following schedule:

--------------------------------------------------------------------------------
             Years of Service                Vested Percentage
================================================================================
       Less than 2 years                               0%
--------------------------------------------------------------------------------
       2 but less than 3 years                        20%
--------------------------------------------------------------------------------
       3 but less than 4 years                        50%
--------------------------------------------------------------------------------
       4 but less than 5 years                        70%
--------------------------------------------------------------------------------
       5 years or more                               100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

            (c) Effective on the PE Effective Date, except as provided in Appendix A, a Participant shall become vested in his Matching Contribution Account in accordance with either of the following two schedules. Each Participating Employer shall choose either schedule (1) or (2) below as set forth in Appendix A to the Plan.

--------------------------------------------------------------------------------
                                   Schedule 1
             Years of Service                       Vested Percentage
================================================================================
       Less than 2 years                                      0%
--------------------------------------------------------------------------------
       2 but less than 3 years                               40%
--------------------------------------------------------------------------------
       3 years or more                                      100%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Schedule 2
             Years of Service                       Vested Percentage
================================================================================
       Less than 2 years                                      0%
--------------------------------------------------------------------------------
       2 but less than 3 years                               20%
--------------------------------------------------------------------------------
       3 but less than 4 years                               50%
--------------------------------------------------------------------------------
       4 but less than 5 years                               70%
--------------------------------------------------------------------------------
       5 years or more                                      100%
--------------------------------------------------------------------------------

            (d) To the extent that any plan of a Participating Employer that has been merged with this Plan had a vesting schedule that would vest a Participant more rapidly than under subsection (b) and (c) above, then any Participant who had at least three Years of Service as of the date of merger, as determined in accordance with the rules for determining vesting service under such Merged Plan, shall continue to vest in accordance with the vesting schedule of the Merged Plan, as set forth in Appendix A to the Plan.

      6.4 Disposition of Forfeitures.

            (a) Upon Termination pursuant to Section 6.3, the vested percentage of a Participant's Account shall be distributed in accordance with Sections 6.5 and 6.6. The nonvested percentage of his Matching Contribution Account and Profit Sharing Contribution Account shall be forfeited as soon as administratively feasible and applied pursuant to Section 5.2(c). A Participant whose vested interest in his Account upon Termination is zero shall be deemed to have received a distribution of such amount.

            (b) Any Participant who receives a distribution of his Account upon Termination of employment and experiences a Forfeiture at such time and thereafter resumes

--------------------------------------------------------------------------------
employment covered by the Plan prior to incurring a Break in Service equal to or greater than five consecutive years shall be entitled to repay the amount so distributed. Upon such repayment, the amount of such Forfeiture shall be restored to the Participant's Account, unadjusted for any investment gains or losses. However, such repayment must be made by the Participant prior to the earlier of five years after the date on which the Participant is reemployed by the Employer or the date he has incurred a Break in Service equal to five consecutive years which begins after the date of the distribution. The forfeiture restoration first shall be made from Forfeitures otherwise available for the Plan Year of the forfeiture restoration. If Forfeitures are insufficient to allow for complete forfeiture restoration, then the forfeiture restoration shall be made from Employer contributions. If the Participant does not make a repayment within the period of time described above, then a forfeiture restoration shall not be made to his Account. If the Participant again Terminates employment within the time period for making a repayment, he shall no longer have the right to make a repayment, unless he is again reemployed within such time period.

      A Participant who was 100% vested in his Matching Contribution Account and Profit Sharing Contribution Account when he received a distribution may not make a repayment hereunder.

      6.5 Time of Payment of Benefits.

            (a) A distribution to a Participant of his Account on account of his Disability pursuant to Section 6.1 shall be made as soon as practicable following the Valuation Date coincident with or next following such Disability, after receipt by the Administrative Committee of the applicable forms, if any.

            (b) Distribution of a Participant's or Terminated Participant's Account, payable on account of the death of a Participant or Terminated Participant pursuant to Section 6.2, shall be distributed as follows:

                  (1) Upon the death of a Participant or Terminated Participant after payments have commenced, but while an amount remains due, the remaining payments will be distributed to such Participant's Beneficiary (who may be, but need not be, his Spouse) at least as rapidly as under the method of distribution being used as of the date of death.

--------------------------------------------------------------------------------

                  (2) Upon the death of a Participant or Terminated Participant before payments have commenced, the Participant's entire interest shall be distributed as soon as practicable following such death, but in no event later than December 31 of the year in which occurs the fifth anniversary of the Participant's or Terminated Participant's death (but no earlier than the Valuation Date coincident with or next following his date of death).

      Notwithstanding the foregoing, in the case of a Participant's or Terminated Participant's death prior to commencement of his benefits, if any portion of the Participant's or Terminated Participant's interest is payable to or for the benefit of any individual who is a Beneficiary, then such portion may be distributed over a period not to extend beyond the life expectancy of such Beneficiary in accordance with the distribution options available under Section
6.6. In such event, distributions must begin not later than December 31 of the year following the year of death unless the Beneficiary is the Participant's Spouse and, in that event, distributions must begin not later than the date the Participant or Terminated Participant would have attained age 70 1/2, had he lived. Prior to the date on which the Participant or Terminated Participant would have attained age 70 1/2, the Spouse may elect to receive the Participant's or Terminated Participant's Account, upon written notice to the Administrative Committee.

      In the case of a Participant's or Terminated Participant's death where the Participant's surviving Spouse is the Beneficiary and such Spouse dies prior to commencement of his benefits, distribution to the Spouse's beneficiary may be made over a period not to exceed the life expectancy of such Spouse's beneficiary in accordance with the distribution options available under Section 6.6, provided that such payments begin not later than December 31 of the calendar year following the surviving Spouse's death.

                  (3) Any death benefit payable under (1) or (2) above shall be distributed as a lump sum or in installment payments, in accordance with the Beneficiary's election and in accordance with Section 6.6. If the Beneficiary shall fail to select any method of distribution within the time provided by the Administrative Committee, then the Administrative Committee shall select the method of distribution, in its discretion, from one of the methods set forth in
Section 6.6. Notwithstanding the foregoing, any death benefit payable to the Participant's Spouse shall be paid in a lump sum distribution unless the Spouse shall elect another method of distribution.

--------------------------------------------------------------------------------

            (c) Subject to subsection (e) of this Section 6.5, a distribution to a Participant of his Account, payable on account of other Termination pursuant to Section 6.3, shall be made as soon as practicable following the Valuation Date coincident with or next following such Termination after receipt by the Administrative Committee of the applicable forms, if any. In the case of a distribution of a Participant's Account that does not exceed $5,000, then the distribution shall be automatically made as soon as administratively feasible after the Valuation Date coincident with or next following such Termination.

            (d) If the vested percentage of a Participant's Account exceeds $5,000, a distribution from a Participant's Account may not be made (other than as a result of death) without obtaining the Participant's consent, at such time and in such manner as may be required by the Code and applicable regulations thereunder. If the Terminated Participant does not consent to such distribution, benefits shall remain in the Trust Fund and shall continue to receive Income allocations pursuant to Section 5.2(a) and shall not be distributed to the Participant (or his Beneficiary) until his attainment of age 70 1/2 or the Valuation Date coincident with or next following his death, if sooner. Prior to the date on which the Terminated Participant attains age 70 1/2, the Terminated Participant may elect to receive all of his Account upon written notice to the Administrative Committee in a single lump sum.

            (e) Notwithstanding any other provision of this Plan to the contrary, unless the Participant or Terminated Participant elects otherwise, payment of benefits under this Plan shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occur: (a) the Participant or Terminated Participant attains age 65; (b) the tenth (10th) anniversary of the Plan Year in which the Participant or Terminated Participant commenced participation in the Plan; or (c) the Termination of the Participant's service with the Employer. If the Participant or Terminated Participant has not elected a payment date, such Participant or Terminated Participant will be deemed to have elected to defer his payments until the latest time permitted under the terms of the Plan.

            (f) Except as otherwise set forth in Appendix A, effective January 1, 1997, distribution of the Account of a Participant who is not a five percent (5%) owner of the Employer as defined in Section 416(i)(1)(B) must commence no later than the April 1st following (i) the Plan Year in which the Participant attains age 70 1/2 or (ii) the Plan Year in which the

--------------------------------------------------------------------------------

Participant retires. Participants who attain age 70 1/2 prior to 1997, and are receiving minimum required distributions pursuant to Section 401(a)(9)(C) of the Code, may elect to cease such distributions until the April 1st following the Plan Year in which they retire. Distribution to a five percent owner, as described in the preceding sentence, must commence no later than April 1 of the Plan Year following the Plan Year in which he attained age 70 1/2.

            (g) Distribution to an alternate payee of a Participant or Terminated Participant, pursuant to a qualified domestic relations order ("QDRO"), as defined in Section 414(p) of the Code, shall be made as soon as practicable following the finalization of the QDRO, or such later date as the QDRO may authorize.

            (h) The value of Company Stock or the value of other investment funds shall be determined as of a date that is as close as administratively feasible to the date on which payment is made. Payments shall be made as soon as practicable following the Valuation Date coincident with or next following the distributable event if the necessary paperwork, if any, is returned.

            (i) The amounts available for distribution pursuant to Section 6.5 shall be determined as of the Valuation Date that the Trustee processes the request for the distribution, which shall be as soon as practicable following the Participant's transmittal of such distribution request.

            (j) A Participant's Account shall be distributable to the extent permitted by Section 401(k)(10) of the Code in connection with an Employer's disposition of corporate assets or a subsidiary.

      6.6 Payment of Benefits.

            (a) Except as provided in Section 6.7, any amount to which a Participant, Terminated Participant or Beneficiary shall become entitled to hereunder shall be distributed to him, at his election, in one of the following forms:

                  (1) Lump sum.

                  (2) Payment of a fixed number of installments over a period of years not exceeding 20 years, except that, for each year in which the Plan must make minimum distribution payments pursuant to Section 401(a)(9) of the Code, each installment payment must be at least as great as the required minimum distribution payment.

--------------------------------------------------------------------------------

                  (3) If applicable, minimum distribution payments in accordance with Section 401(a)(9) of the Code.

            (b) Notwithstanding any provision of the Plan to the contrary, a Distributee may elect, at the time and in the manner prescribed by the Administrative Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan, specified by the Distributee, in a Direct Rollover. Each Eligible Rollover Distribution shall be made payable to the Eligible Retirement Plan and delivered to the Distributee or paid directly to the Eligible Retirement Plan.

            (c) All distributions pursuant to this Section shall be made in cash, securities or other property as the Administrative Committee in its sole and absolute discretion may determine, to the extent permitted by the Code and regulations thereunder.

      All distributions shall satisfy the incidental death limitations of
Section 401(a)(9)(G) of the Code, including the minimum distribution incidental benefit requirement and the pre-retirement incidental benefit requirement as set forth in Treas. Reg. ss.1.401-1(b)(ii).

            (d) If the Administrative Committee determines that any individual to whom a Participant's Account is payable under the Plan is a minor or is mentally incompetent to receive the payment or to give a valid release therefor, the payment shall be made to the guardian, committee or other representative of the estate of the minor or incompetent that has been duly appointed by a court of competent jurisdiction. If no guardian, committee or other representative has been appointed, the payment (a) may be made to any person as custodian for the minor or incompetent under applicable state law, or (b) may be made to or applied to or for the benefit of the minor or incompetent, his or her spouse, children or other dependents, the institution or persons maintaining him or her, or any of them, in such proportions as the Administrative Committee from time to time shall determine.

      If the Administrative Committee determines that any person may have a legal or equitable interest in any benefit that might become payable to a Participant, Beneficiary or Alternate Payee, the Administrative Committee may require, as a condition to any election under the Plan (or to the continuing effect or revocation thereof), such written releases or other

--------------------------------------------------------------------------------
agreements as the Administrative Committee (in its discretion) may determine are necessary or appropriate to prevent or avoid any conflicting claim as to the payment of the benefit.

      6.7 Merged Plan Provisions. To the extent that the Merged Plan of any Participating Employer, provides for other optional forms of distribution, then such optional form(s) of distribution, as set forth in Appendix A shall continue to be offered with respect to that portion of the Participant's Account credited to his Account as of the date of merger, including Income allocated on such portion subsequent to such date.

      Notwithstanding any provision of the Plan to the contrary, to the extent that any Merged Plan of a Participating Employer offered an annuity option, then the following provisions shall apply with respect to the distribution of that portion of a Participant's or Terminated Participant's Account credited as of the date of merger, including Income allocated on such portion, that is attributable to participation in such Merged Plan.

            (a) Unless a Participant or Terminated Participant elects otherwise with the consent of his Spouse, if applicable, to have his benefits paid in other than a qualified joint and 50% survivor annuity, the Participant or Terminated Participant shall be deemed to have elected to receive his Account payable in (i) a single life annuity if the Participant or Terminated Participant is not married on the Annuity Starting Date; and (ii) a qualified joint and 50% survivor annuity if the Participant is married on the Annuity Starting Date. The Employer shall purchase the applicable annuity from an insurance company with the Participant's or Terminated Participant's Account.

      In order for the Spouse to be eligible for the survivor annuity, the Participant or Terminated Participant must have:

                  (1) Terminated at any time and not have died before his Annuity Starting Date;

                  (2) The Participant or Terminated Participant must not have waived such qualified joint and survivor annuity and elected an optional form of payment pursuant to paragraph (b) within the 90 day period ending on the Annuity Starting Date and obtained the consent of his Spouse to such waiver pursuant to paragraph (b); and

                  (3) The Participant or Terminated Participant must be married on his Annuity Starting Date.

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                                       44

            (b) Notice and Election or Revocation of Survivor Annuity: The Administrative Committee shall furnish each Participant or Terminated Participant with the following information regarding benefits payable under the Plan in written nontechnical language no earlier than 90 days prior to the Annuity Starting Date including:

                  (1) A general description or explanation of the terms and conditions of the qualified joint and survivor annuity benefit and notification of the Participant's or Terminated Participant's right to waive qualified joint and survivor annuity and to elect another form of payment and the right to revoke a previous election to waive the qualified joint and survivor annuity;

                  (2) A general explanation of the rights of a Participant's or Terminated Participant's Spouse.

      A Participant or Terminated Participant may elect to waive the single life annuity or qualified joint and survivor annuity, as applicable, and to receive such benefits in any other annuity form permitted by the Plan by giving written notification to the Administrative Committee during the election period of his intent to receive his benefits in such other form.

      Any election to waive the qualified joint and survivor annuity shall not take effect unless the Spouse of the Participant or Terminated Participant consents irrevocably in writing to such election and the Spouse's consent acknowledges the effect of such election, including the spouse's voluntary election to waive the right to consent to the designation of a specific Beneficiary and the alternate form of payment and is witnessed by a representative of the Administrative Committee or a notary public. Any consent necessary under this provision will be valid only with respect to the Spouse who signs the consent, or in the event of a deemed qualified election, the designated Spouse and must be limited to a benefit for a specific alternate Beneficiary. Any new waiver will require a new spousal consent. The requirements of this paragraph may be waived if it is established to the satisfaction of the Administrative Committee that the consent may not be obtained because there is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation in which case a waiver will be deemed a qualified election.

      Any election made under this Section may be revoked by the Participant or Terminated Participant during the specified election period. Such revocation shall be effected by

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                                       45
written notification to the Administrative Committee. Following such revocation, another election under this Section may be made at any time during the specified election period. A revocation of a prior waiver may be made at any time by a Participant or Terminated Participant without the consent of the Spouse before the commencement of benefits.

      Any actual or constructive election under this paragraph (b) having the effect of providing a Spouse's benefit automatically shall be revoked if the electing person ceases to have a Spouse during the election period, except to the extent required under a qualified domestic relations order. However, if the electing person subsequently remarries, the election will automatically be reinstated at that time, but will be treated as a new election but the new Spouse's consent will be required with respect to such election.

            (c) If a Participant or Terminated Participant dies after having elected an annuity form of payment, but before his Annuity Starting Date, the surviving Spouse of such Participant shall be entitled to receive 50% of the Participant's or Terminated Participant's Account balance in an annuity for the lifetime of the Spouse. The Spouse may defer payment of the annuity until the date the Participant or Terminated Participant would have reached age 65. In lieu of the annuity, the surviving Spouse may elect any other payment option available under the Plan.

            (d) Nontransferability of Annuities: Any annuity contract distributed herefrom shall be nontransferable.

            (e) Annuity Starting Date: Annuity Starting Date means the first day of the first period for which an annuity is payable as an annuity. In the case of a benefit not payable as an annuity, Annuity Starting Date means the first day on which all conditions have been met which entitle the Participant or Terminated Participant to such benefit.

            (f) The election period shall begin no earlier than 90 days before the Annuity Starting Date. The election period shall not end earlier than 30 days following the date in which the explanation described in (b) is provided. Notwithstanding the preceding sentence, the Participant or Terminated Participant with the consent of his Spouse, if applicable, may elect to waive the 30 day minimum election period noted above, provided that he may revoke any election to waive the normal form of benefits until the Annuity Starting Date or, if later, the end of the seven day period beginning after the date the explanation described in (b) is provided. If

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                                       46
the Participant or Terminated Participant waives the 30-day election period, the actual payment of benefits shall not occur until at least seven days following the date the explanation described in (b) is provided.

      6.8 Designation of Beneficiary. Each Participant or Terminated Participant (or beneficiary thereof) from time to time may designate any person or persons (who may be designated contingently or successively and who may be an entity other than a natural person) as his Beneficiary or Beneficiaries to whom his Plan benefits are to be paid if he dies before receipt of all such benefits. Each Beneficiary designation shall be made on a form prescribed by the Administrative Committee and will be effective only when filed with it during the Participant's or Terminated Participant's lifetime. Each Beneficiary designation filed with the Administrative Committee will cancel all Beneficiary designations previously filed with it by that Participant or Terminated Participant. The revocation of a Beneficiary designation, no matter how effected, shall not require the consent of any designated Beneficiary.

      If any Participant or Terminated Participant fails to designate a Beneficiary in the manner provided above, or if the Beneficiary designated dies before such Participant's or Terminated Participant's death or before complete distribution of the Participant's or Terminated Participant's benefits, such Participant's or Terminated Participant's benefits shall be paid in the following order of priority: first, to the Participant's or Terminated Participant's surviving spouse, if any; second, to the Participant's or Terminated Participant's surviving children, if any, in equal shares; third, to the estate of the Participant or Terminated Participant.

      Notwithstanding the foregoing, the Spouse of a Participant or Terminated Participant shall be deemed to be the Participant's or Terminated Participant's designated Beneficiary, and shall be entitled to receive any distribution on account of the Participant's or Terminated Participant's death, unless the Participant or Terminated Participant designates a Beneficiary other than the Spouse and such Spouse consents irrevocably in writing to the designation of such alternate Beneficiary and the Spouse's consent acknowledges the effect of such designation and is witnessed by a notary public or a member of the Administrative Committee. The requirements of this paragraph may be waived if it is established to the satisfaction of the Administrative Committee that the consent may not be obtained because there

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                                       47
is no Spouse or because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulation.

      6.9 Information Required from Beneficiary. If at, after or during the time when a benefit is payable to any Beneficiary, the Administrative Committee upon request of the Trustee or at its own instance, delivers by registered or certified mail to the Beneficiary at the Beneficiary's last known address a written demand for his then address, or for satisfactory evidence of his continued life, or both, and, if the Beneficiary fails to furnish the information to the Administrative Committee within three years from the mailing of the demand, then the Administrative Committee shall distribute to the party next entitled thereto under Section 6.8 above as if the Beneficiary were then deceased.

      6.10 In-Service Withdrawals:

            (a) Non-Hardship. The Administrative Committee in its discretion may limit the amount and frequency of withdrawals and may delay payment of an approved withdrawal to permit the liquidation of necessary assets or for other pertinent reasons.

                  (1) A Participant or Eligible Employee may elect to withdraw an amount equal to all or any part of his interest in his Rollover Account, including Income, for any reason, and

                  (2) A Participant may elect to withdraw an amount equal to all or any portion of his After-Tax Contribution Account, including Income for any reason, and

                  (3) Upon attainment of age 59 1/2, a Participant may elect to withdraw an amount equal to all or any portion of his interest in his Pre-Tax Contribution Account, his vested Profit Sharing Contribution Account and vested Matching Contribution Account, including Income, for any reason.

            (b) Hardship. On account of financial hardship, as defined below, a Participant may make a withdrawal from his Pre-Tax Contribution Account attributable to his Pre-Tax Contributions, including earnings thereon accrued as of December 31, 1988, but excluding other Income, (as of the last completed valuation) only and from his entire Matching Contribution Account, including Income.

            (c) Procedures.

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                                       48

                  (1) The amount available for withdrawal shall be withdrawn on a prorata basis from the investment funds in which the underlying contributions are invested, but not from any portion of a Participant's Account that is invested in a loan made pursuant to Section 6.11 and shall be determined as of the Valuation Date that the withdrawal is processed.

                  (2) The existence of a financial hardship and the amount necessary to meet such hardship, shall be determined by the Administrative Committee in accordance with the rules set forth below. Notwithstanding the foregoing, a hardship withdrawal by a Participant hereunder may not include any amounts attributable to Discretionary QNECs.

      An immediate and heavy financial need shall be limited to a need for funds for any of the following purposes:

                        (A) medical expenses described in Section 213(d) of the Code and incurred by the Participant, his Spouse, or any of the Participant's dependents (as defined in Section 152 of the Code), or expenses necessary for these individuals to obtain medical care described in Section 213(d) of the Code, as long as such expenses are ineligible for reimbursement under any health care plans;

                        (B) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

                        (C) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant's Spouse, children, or dependents (as defined in Section 152 of the Code);

                        (D) payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                        (E) such other expenses as may be permitted under published documents of general applicability as provided under Treas. Reg. ss.1.401(k)-1(d)(2)(iv)(C).

                  (3) If the following criteria are met, the Participant will be deemed to have a financial need for a hardship withdrawal to be made:

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                                       49

                        (A) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant including any associated taxes or penalties; and

                        (B) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer or any Controlled Group Member.

                  (4) Following payment of any hardship withdrawal to a Participant hereunder, such Participant may not make Pre-Tax Contributions (and the Participant shall be precluded from making any employee contributions to all other plans maintained by the Employer as defined in Treas. Reg. ss.1.401(k)-1(d)(2)(iv)(B)(4)), during the twelve calendar months immediately following the effective date of such hardship withdrawal or for such shorter duration as permitted by law. A Participant may reenroll in the Plan as soon as practicable following the suspension period. In addition, the Participant may not make any Pre-Tax Contributions to the Plan for the Participant's taxable year immediately following the taxable year of the hardship withdrawal, in excess of the applicable limit under Section 402(g) of the Code for such next taxable year less the amount of such Participant's Pre-Tax Contributions for the taxable year of the hardship distribution. A similar suspension shall apply if any Participant receives a hardship withdrawal under any other tax-qualified plan maintained by the Employer or any Controlled Group Member in respect of which such a suspension penalty applies. Suspension of a Participant's eligibility to make Pre-Tax Contributions under this Plan shall have no effect on the Participant's right to receive Matching Contributions with respect to Pre-Tax Contributions made before or after the suspension period.

      6.11 Loans to Participants. The Administrative Committee may direct the Trustee to lend a Participant an amount not in excess of the lesser of (i) 50% of his vested Account (reduced by any amount reallocated to any subaccount pursuant to a QDRO), determined as of any Valuation Date; or (ii) $50,000 (reduced by the excess, if any, of the highest outstanding balances of all other loans from the Plan during the one-year period ending on the day before the loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made). A Participant may have two loans outstanding at any time.

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                                       50

Subject to the rules of the Administrative Committee set forth below, the Trustee, upon application by a Participant, may make a loan to a Participant for any reason. In addition to such rules as the Administrative Committee may adopt, all loans shall comply with the following terms and conditions:

            (a) An application by a Participant for a loan from the Plan shall be made in writing to the Administrative Committee (or in another manner prescribed by it) whose action thereon shall be final.

            (b) The period of repayment for any loan shall be arrived at by mutual agreement between the Administrative Committee and the borrower, but such period in no event shall exceed five years. A Participant may have a loan for up to 15 years to purchase a dwelling unit which shall be used as the Participant's principal residence. Repayment of interest and principal shall commence at the discretion of the Administrative Committee, but in no event later than the first day of the third month commencing after the loan was received by the Participant. Repayment of interest and principal shall be according to a substantially level amortization schedule of payments (with repayments to be made at least quarterly). Payment of interest and principal shall be by payroll deduction or, in the case of a Participant who Terminates with an outstanding loan or who is on an unpaid leave of absence, in such other manner as determined by the Administrative Committee. A Participant may elect to prepay the balance of his loan at any time.

            (c) Each loan shall be made against collateral being the assignment of the borrower's right, title and interest in and to the Trust Fund to the extent of the borrowed amount supported by the borrower's collateral promissory note for the amount of the loan, including interest, payable to the order of the Trustee.

            (d) Each loan shall bear an interest rate equal to the prime rate as published in The Wall Street Journal newspaper. The rate shall be updated on the second business day of each month, and shall be based on the rate published on the first business day of such month.

            (e) The minimum amount available for any loan is $1,000.00.

            (f) The procedure to be followed by a Participant in applying for a loan shall be determined by the Administrative Committee and documented by a duly approved

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                                       51
resolution of the Administrative Committee. Such resolution shall be attached to and shall be deemed to be a part of the Plan.

            (g) In the event of the Participant's Termination prior to his repayment of the entire loan balance, the Participant shall have the option to
(i) continue making loan repayments in the manner described in Section 6.11(b), or (ii) repay the remaining loan balance in full or part. If such repayments are not made when due, then the Participant's Account shall be reduced by the value of any outstanding loan (including any accrued interest thereon).

            (h) Loans shall be processed from a Participant's Account in the following order on a prorata basis from the funds in which invested:

                  (1) Pre-Tax Contribution Account;

                  (2) Matching Contribution Account;

                  (3) Rollover Account;

                  (4) Profit Sharing Contribution Account;

                  (5) After-Tax Contribution Account.

            (i) The amount charged against a Participant's Account shall be based on the value of the Participant's Account determined as of a date as close as administratively feasible to the date the loan is paid to the Participant.

            (j) Loan repayments (whether consisting of principal and/or interest) shall be credited to the Participant's Account and related subaccounts in the proportion that each such subaccount funded the loan pursuant to subsection (h) and invested according to a Participant's current investment elections.

            (k) A loan initiation fee shall be charged against the Participant's Account.

            (l) A Participant who takes an approved leave of absence is required to continue making loan repayments during the period of absence.

            (m) A Participant who is on a leave of absence for military duty may suspend his loan repayments as permitted under Section 414(u)(4) of the Code.

            (n) In the event of a Participant's failure to repay the loan when due in accordance with the procedures outlined in Section 6.11(b), the loan (including any accrued interest thereon) shall be in default and shall be treated as a deemed distribution in accordance

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                                       52
with Section 72(p) of the Code. Notwithstanding the foregoing, the Administrative Committee may take such action as it deems necessary in connection with a defaulted loan, but in no event may it reduce a Participant's Account balance on account of a defaulted loan prior to a distributable event.

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                                       53

--------------------------------------------------------------------------------
                                 VII: Trust Fund
--------------------------------------------------------------------------------

      7.1 Exclusive Benefit of Employees and Beneficiaries. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment Income, shall be retained for the exclusive benefit of Participants, Terminated Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund to the extent not paid by the Employer. Except as provided in Sections 4.3, 5.3 or 12.2, the assets of the Trust Fund shall not revert to or inure to the benefit of the Employer. Assets of this Plan may be commingled with the assets of other qualified plans through one or more collective investment funds. The assets of this Plan and any other qualified plan maintained by any Employer or Controlled Group Member may be held by the Trustee in a single trust fund pursuant to one or more separate trust agreements; provided, however, that the assets of this Plan shall not be available to provide any benefits under any other such plan.

      7.2 Investment Directions by Participants. A Participant or Terminated Participant may direct the investment of amounts held under his Account in multiples of one percent (1%) and in accordance with the terms, conditions and procedures established by the Administrative Committee, provided that the total of the percentages elected shall equal 100%. Notwithstanding Sections 5.2(a) and 8.4, all earnings and expenses, including commissions and transfer taxes, realized or incurred in connection with any investments pursuant to a Participant's or Terminated Participant's directions shall be credited or charged to the Participant's or Terminated Participant's Account for which the investment is made. A Participant or Terminated Participant who fails to designate an investment option for his Account shall be deemed to have elected to have such Account invested in the Stable Value Fund.

      If a Participant or Terminated Participant exercises his option to direct the investment of his Account, then to the extent permitted by ERISA no person who is otherwise a fiduciary under the Plan shall be liable under ERISA for any loss, or by reason of any breach which results from such Participant's exercise of such option. The investments available for this purpose shall include Company Stock and such additional funds that the Administrative Committee may select. A Participant may elect to change the investment (both future and

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                                       54
existing contributions) of his Account effective as of any Valuation Date in accordance with procedures established by the Administrative Committee.

      Investment options may be added, changed or eliminated at any time by the Trustee at the direction of the Administrative Committee.

      A Participant may elect to change the manner in which his existing Account and/or future contributions are invested during a Plan Year, as of any Valuation Date in accordance with procedures established by the Administrative Committee.

      Notwithstanding the foregoing, to the extent that the Account of any Participant includes a life insurance policy(ies) that was purchased under the Prior Plan or a Merged Plan, such life insurance policy(ies), if any, shall continue to be held by the Plan on behalf of such Participant until disposed of in accordance with the terms of the Plan.

      7.3 ERISA Section 404(c). Except as provided in Section 7.2 pertaining to life insurance policies, the investment options provided hereunder are intended to meet the requirements of Section 404(c) of ERISA.

      7.4 Company Stock. The Trustee may purchase shares of Company Stock in the open market pursuant to a non-discriminatory purchasing program on the instruction of Participants and Terminated Participants. The Trustee may also purchase Company Stock from the Company pursuant to the Trust Agreement. The Company may also transfer Company Stock to the Trustee.

      7.5 Voting of Shares of Company Stock. Each Participant (or in the event of death, his or her Beneficiary) having any portion of his or her Account held in Company Stock as of the date fixed of record for any vote of shareholders, shall have the right to direct the Trustee (or its proxies) as to the manner in which shares of the Company Stock allocated to his Account as of such record date are to be voted on each matter brought before an annual or special shareholders' meeting. Before such meeting, the Trustee shall furnish to each Participant a copy of the proxy solicitation material, together with a form requesting direction on how such shares of the Company Stock allocated to such Participant's Account shall be voted on each such matter. Upon timely receipt of such direction, the Trustee shall on each such matter vote as directed the number of shares of the Company Stock allocated to such Participant's Account, and the Trustee shall have no discretion in such matter. The directions received by the Trustee from

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                                       55
the Participant shall be held by the Trustee in confidence and shall not be divulged or released to any person, including officers or employees of the Employer. A Trustee shall vote shares for which it has not received direction and any unallocated shares of Company Stock in the same proportion as directed shares are voted, and shall have no discretion in such matter. Other rights appurtenant to the shares of Company Stock, such as tender rights, shall be exercised in accordance with the provisions of the Trust Agreement. Notwithstanding any contrary Plan provision, for purposes of applying this
Section 7.5, each Participant (or in the event of death, his or her Beneficiary) shall be deemed to be a named fiduciary (within the meaning of Section 402(a)(2) of ERISA) with respect to those shares of Company Stock as to which such Participant or Beneficiary has the right of direction with respect to voting, tender and any other rights appurtenant to such Stock.

      7.6 Dividends. All cash dividends paid on shares of Company Stock on behalf of those Participants who have directed the investments of their Accounts in the Company Stock Fund shall be used to purchase additional shares of Company Stock, except as otherwise requested by the Company.

      7.7 Insider Trading. The Administrative Committee shall have the authority to limit the transfer of amounts invested in Company Stock or withdrawal of such amounts attributable to Participants who may be officers and Employees of the Employer who may be subject to Rule 16 of the Securities Exchange Act of 1934 and shall assist such Employees in complying with Rule 16(b) pertaining to insider trading rules.

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                                       56

--------------------------------------------------------------------------------
                              VIII: Administration
--------------------------------------------------------------------------------

      8.1 Duties and Responsibilities; Allocation of Responsibility for Plan and Trust Administration. A person or entity shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under this Plan or the Trust. In general, the Employer shall have the sole responsibility for making the contributions provided for under Section 4.1. The Board of Directors shall have the sole authority to appoint and remove the Trustee and the Administrative Committee and the authority to amend or terminate, in whole or in part, this Plan or the Trust. Any such amendment shall be by resolution of the Board of Directors, or the Board may delegate the power to amend to the Administrative Committee in which event the resolution shall be by the Administrative Committee, and a copy of such amendment shall be filed with the Trustee. The Administrative Committee shall have the responsibility for the administration of this Plan, which responsibility is specifically described in this Plan and the Trust. The Administrative Committee shall direct the Trustee as to the investment of the assets in the Trust Fund in accordance with the terms of the Plan and Trust. Except as provided in the Trust Agreement and within the scope of any funding and investment policies designated by the Administrative Committee, the Trustee shall have the sole responsibility for the administration of the Trust and the management of the assets held under the Trust. It is intended that each person or entity shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under this Plan and the Trust and generally shall not be responsible for any act or failure to act of another person or entity. A fiduciary may serve in more than one fiduciary capacity with respect to the Plan (including service both as Trustee and as a member of the Administrative Committee).

      8.2 Allocation of Duties and Responsibilities. The Administrative Committee shall be appointed by the Board of Directors and shall have the sole responsibility for actual administration of the Plan, as delegated by the Board of Directors. The Administrative Committee is hereby designated as the administrator of the Plan (within the meaning of Section 414(g) of the Code and Section 3(16)(A) of ERISA). The Administrative Committee may also adopt amendments to the Plan, which upon advice of counsel, it deems necessary or advisable to comply with ERISA or the Code, or any other applicable law, or to facilitate the administration

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                                       57
of the Plan. The Administrative Committee may designate persons other than their members to carry out any of its duties and responsibilities. The Trustee shall have those duties and responsibilities set forth in the Trust Agreement. Any duties and responsibilities thus allocated must be described in a written instrument. If any person other than an Eligible Employee of the Employer is so designated, such person must acknowledge in writing his acceptance of the duties and responsibilities thus allocated to him. All such instruments shall be attached to, and shall be made a part of, the Plan. The Administrative Committee shall act by majority vote at a meeting at which a quorum is present or by unanimous consent without a meeting.

      8.3 Administration and Interpretation. Subject to the limitations of the Plan, the Administrative Committee shall have complete authority and control regarding the administration and interpretation of the Plan and the transaction of its business, and shall, from time to time, establish such rules as may be necessary or advisable in connection therewith. To the extent permitted by law, all acts and determinations of the Administrative Committee, as to any disputed question or otherwise, shall be binding and conclusive upon Participants, Terminated Participants, Employees, Spouses, Beneficiaries and all other persons dealing with the Plan. The Administrative Committee may deem its records conclusively to be correct as to the matters reflected therein with respect to information furnished by an Employee. All actions, decisions and interpretations of the Administrative Committee in administering the Plan shall be performed in a uniform and nondiscriminatory manner.

      8.4 Expenses. The Employer shall pay all expenses authorized and incurred by the Administrative Committee in the administration of the Plan except to the extent such expenses are paid from the Trust.

      8.5 Claims Procedure:

            (a) Filing of Claim. Any Participant, Terminated Participant or Beneficiary under the Plan ("Claimant"), must file a written claim for a Plan benefit with the Administrative Committee or with a person named by the Administrative Committee to receive claims under the Plan.

            (b) Notification on Denial of Claim. In the event of a denial or limitation of any benefit or payment due to or requested by any Claimant, he shall be given a written notification containing specific reasons for the denial or limitation of his benefit. The

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                                       58
written notification shall contain specific reference to the pertinent Plan provisions on which the denial or limitation of benefits is based. In addition, it shall contain a description of any additional material or information necessary for the Claimant to perfect a claim and an explanation of why such material or information is necessary. Further, the notification shall provide appropriate information as to the steps to be taken if the Claimant wishes to submit his claim for review. This written notification shall be given to a Claimant within 90 days after receipt of his claim by the Administrative Committee unless special circumstances require an extension of time to process the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of said 90-day period and such notice shall indicate the special circumstances which make the postponement appropriate. Such extension shall not extend to a date later than 120 days after receipt of the request for review of a claim.

            (c) Right of Review. In the event of a denial or limitation of benefits, the Claimant or his duly authorized representative shall be permitted to review pertinent documents and to submit to the Administrative Committee issues and comments in writing. In addition, the Claimant or his duly authorized representative may make a written request for a full and fair review of his claim and its denial by the Administrative Committee provided, however, that such written request must be received by the Administrative Committee (or his delegate to receive such requests) within sixty days after receipt by the Claimant of written notification of the denial or limitation of the claim. In the complete discretion of the Administrative Committee, the sixty-day requirement may be waived by the Administrative Committee in appropriate cases.

            (d) Decision on Review.

                  (1) A decision shall be rendered by the Administrative Committee within 60 days after the receipt of the request for review, provided that where special circumstances require an extension of time for processing the decision, it may be postponed on written notice to the Claimant (prior to the expiration of the initial 60 day period), for an additional 60 days, but in no event shall the decision be rendered more than 120 days after the receipt of such request for review.

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                                       59

                  (2) Notwithstanding subparagraph (1), if the Administrative Committee specifies a regularly scheduled time at least quarterly to review such appeals, a Claimant's request for review will be acted upon at the specified time immediately following the receipt of the Claimant's request unless such request is filed within 30 days preceding such time. In such instance, the decision shall be made no later than the date of the second specified time following the Administrative Committee's receipt of such request. If special circumstances (such as a need to hold a hearing) require a further extension of time for processing a request, a decision shall be rendered not later than the third specified time of the Administrative Committee following the receipt of such request for review and written notice of the extension shall be furnished to the Claimant prior to the commencement of the extension.

                  (3) Any decision by the Administrative Committee shall be furnished to the Claimant in writing and in a manner calculated to be understood by the Claimant and shall set forth the specific reason(s) for the decision and the specific Plan provision(s) on which the decision is based.

      8.6 Records and Reports. The Administrative Committee shall exercise such authority and responsibility as it deems appropriate in order to comply with ERISA and governmental regulations issued thereunder relating to records of Participants' Account balances and the percentage of such Account balances which are nonforfeitable under the Plan; notifications to Participants; and annual reports and registration with the Internal Revenue Service.

      8.7 Other Powers and Duties. The Administrative Committee shall have such duties and powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following:

            (a) to construe and interpret the Plan, decide all questions of eligibility and determine the amount, manner and time of payment of any benefits hereunder;

            (b) to prescribe procedures to be followed by Participants, Terminated Participants or Beneficiaries filing applications for benefits;

            (c) to prepare and distribute information explaining the Plan;

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                                       60

            (d) to receive from the Employer and from Participants, Terminated Participants and Beneficiaries such information as shall be necessary for the proper administration of the Plan;

            (e) to furnish the Employer, upon request, such annual reports with respect to the administration of the Plan as are reasonable and appropriate;

            (f) to receive, review and keep on file (as it deems convenient or proper) reports of the financial condition, and of the receipts and disbursements, of the Trust Fund from the Trustees;

            (g) to appoint or employ advisors including legal counsel to render advice with regard to any responsibility of the Administrative Committee under the Plan or to assist in the administration of the Plan;

            (h) to determine the status of qualified domestic relations orders under Section 414(p) of the Code;

            (i) to engage an Administrative Delegate who shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Administrative Committee. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Administrative Committee in accordance with the claims review procedures provided in Section
8.5. Any decisions which call for interpretations of Plan provisions not previously made by the Administrative Committee shall be made only by the Administrative Committee. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides; and

            (j) to take any actions necessary to correct retroactively as may be necessary: the exclusion of any employees who have been excluded inadvertently from participation in the Plan, the application of incorrect vesting, failures pertaining to Sections 415(c) and 401(a)(17) of the Code and any other operational failure consistent with correction methodology set forth in IRS Rev. Proc. 2001-17 or any successor thereto.

      Benefits under this Plan will be paid only if the Administrative Committee decides in its discretion that the applicant is entitled to them.

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                                       61

      The preceding list of express duties is not intended to be either complete or conclusive, and the Administrative Committee shall, in addition, exercise such other powers and perform such other duties, as it may deem necessary, desirable, advisable or proper for the supervision and administration of the Plan.

      8.8 Rules and Decisions. The Administrative Committee may adopt such rules, as it deems necessary, desirable, or appropriate. All rules and decisions of the Administrative Committee shall be applied uniformly and consistently to all Participants in similar circumstances. When making a determination or calculation, the Administrative Committee shall be entitled to rely upon information furnished by a Participant, Terminated Participant or Beneficiary, the Employer, the legal counsel of the Employer, or the Trustee.

      8.9 Authorization of Benefit Payments. The Administrative Committee shall issue proper directions to the Trustee concerning all benefits which are to be paid from the Trust Fund pursuant to the provisions of the Plan.

      8.10 Application and Forms for Benefits. The Administrative Committee may require a Participant, Terminated Participant or Beneficiary to complete and file with it an application for a benefit, and to furnish all pertinent information requested by it. The Administrative Committee may rely upon all such information so furnished to it, including the Participant's, Terminated Participant's or Beneficiary's current mailing address.

      8.11 Facility of Payment. Whenever, in the Administrative Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Administrative Committee may direct the Trustee to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or he may direct the Trustee to apply the payment for the benefit of such person in such manner as it considers advisable.

      8.12 Investment Policies. The investment policies of the Plan shall be established and may be changed at any time by the Administrative Committee, which shall thereupon communicate such policies to any persons having authority to manage the Plan's assets. An Investment Manager or the Trustee shall have the authority to invest in any collective investment fund maintained exclusively for the investment of assets of exempt, qualified

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                                       62
employee benefit trusts. The assets so invested shall be subject to all the provisions of the instrument establishing such collective investment fund, as amended from time to time, which is hereby incorporated herein by reference and deemed to be an integral part of the Plan and corresponding Trust.

      The Administrative Committee, whose membership is to be determined by the Board of Directors, is the named fiduciary (within the meaning of Section 402(a)(2) of ERISA) to act on behalf of the Company in the management and control of the Plan assets and to establish and carry out a funding policy consistent with the Plan objectives and with the requirements of any applicable law. The Administrative Committee shall carry out the Company's responsibility and authority:

            (a) In its discretion, to appoint as such term is defined in Section 3(38) of ERISA, one or more persons to serve as Investment Manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company.

            (b) To allocate the responsibilities and authority being carried out by the Administrative Committee among the members of the Administrative Committee.

            (c) To take any action appropriate to assure that the Plan assets are invested for the exclusive purpose of providing benefits to Participant and their Beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law.

            (d) To establish any rules it deems necessary. The Administrative Committee including each member and former member to whom duties and responsibilities have been allocated, may be indemnified and held harmless by the Employer with respect to any breach of alleged responsibilities performed or to be performed hereunder.

      8.13 Indemnification. The Employer shall indemnify each individual who is an officer, director or Employee of the Employer and who may be called upon or designated to perform fiduciary duties or to exercise fiduciary authority or responsibility with respect to the Plan and shall save and hold him harmless from any and all claims, damages, and other liabilities, including without limitation all expenses (including attorneys' fees and costs), judgments, fines and amounts paid in settlement and actually and reasonably incurred by him in connection with any action, suit or proceeding, resulting from his alleged or actual breach of

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                                       63
such duties, authority or responsibility, whether by negligence, gross negligence or misconduct, to the maximum extent permitted by law, provided, however, that this indemnification shall not apply with respect to any actual breach of such duties, authority or responsibility, if the individual concerned did not act in good faith and in the manner he reasonably believed to be in (or not opposed to) the best interest of the Plan, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. Any indemnification provided shall be reduced to the extent of any insurance coverage.

      8.14 Resignation or Removal of the Administrative Committee. An Administrative Committee member may resign at any time by giving ten days' written notice to the Employer. The Board of Directors may remove any member of the Administrative Committee by giving notice to him. Any such resignation or removal shall take effect at a date specified on such notice, or upon delivery to the Administrative Committee if no date is specified.

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                                       64

--------------------------------------------------------------------------------
                                IX: Miscellaneous
--------------------------------------------------------------------------------

      9.1 Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Employer and any Employee, or as a right of any Employee to be continued in the employment of the Employer, or as a limitation of the right of the Employer to discharge any of its Employees, with or without cause.

      9.2 Rights to Trust Assets. No Employee or Beneficiary shall have any right to, or interest in, any assets of the Trust Fund upon Termination or otherwise, except as provided from time to time under this Plan, and then only to the extent of the benefits payable under the Plan to such Employee out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of the assets of the Trust Fund.

      9.3 Nonalienation of Benefits. Except as may be permitted by law, and except as may be required or permitted by a qualified domestic relations order as defined in Section 414(p) of the Code or pursuant to a Plan loan pursuant to
Section 6.11, benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan; and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person entitled to benefits hereunder. Notwithstanding anything herein to the contrary, a Participant's benefit may be withheld to the extent permitted under Section 401(a)(13)(C) of the Code, effective as of the date of adoption of this restated Plan.

      9.4 Qualified Domestic Relations Orders. The Administrative Committee shall establish written procedures for determining whether a domestic relations order purporting to dispose of any portion of a Participant's Account is a QDRO (within the meaning of Section 414(p) of the Code).

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                                       65

            (a) No payment shall be made to an Alternate Payee until the Administrative Committee (or a court of competent jurisdiction reversing an initial adverse determination by the Administrative Committee) determines that the order is a QDRO.

            (b) Payment may be made to an Alternate Payee, in accordance with the QDRO, as soon as practicable after the QDRO determination is made, without regard to whether the distribution, if made to a Participant at the time specified in the QDRO, would be permitted under the terms of the Plan.

            (c) If the QDRO does not provide for immediate payment to an Alternate Payee, the Administrative Committee shall establish a subaccount to record the Alternate Payee's interest in the Participant's Account. All investment decisions with respect to amounts credited to the subaccount shall be made by the Alternate Payee in the manner provided in Article VII, but only if the Participant has died or the Administrative Committee has allocated the power to make investment decisions to Alternate Payees. Payment to the Alternate Payee shall not be deferred beyond the date on which distribution to the Participant is made or commenced or the Participant dies.

            (d) Payment shall be made to an Alternate Payee only in a form of distribution which is available under Article VI.

            (e) Notwithstanding any contrary Plan provision, the Administrative Committee (in its discretion) may place a hold upon such portion of a Participant's Account, at such time and for such reasonable period as the Administrative Committee (in its discretion) may determine, if the Administrative Committee receives notice that a domestic relations order is being sought by the Participant, his or her spouse, former spouse, child or other dependent and the Participant's Account is likely to be a source of payment under such order. For purposes of this subsection (e), a "hold" means that no withdrawals, loans or distributions may be made with respect to a Participant's Account. The Administrative Committee shall notify the Participant if a hold is placed upon his or her Account pursuant to this subsection (e).

      9.5 Discontinuance of Employer Contributions. In the event of permanent discontinuance of contributions to the Plan by the Employer, the Accounts of all Participants, as of the date of such discontinuance, shall continue to be fully-vested and nonforfeitable.

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                                       66

      9.6 Lost Participants. If, after reasonable efforts of the Administrative Committee to locate a Participant or Beneficiary, including sending a registered letter, returned receipt requested to the last known address, the Administrative Committee is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state or federal laws, either (1) be treated as a forfeiture under the Plan and used to reduce the Company's contribution to the Plan (if a Participant or Beneficiary is located subsequent to a forfeiture, the benefits shall be reinstated by the Administrative Committee by means of a special contribution to the Trust Fund and shall not count as an Annual Addition under Section 415 of the Code), or (2) if the Plan is joined as a party to any escheat proceedings involving the unclaimed benefits, be paid in accordance with the final judgment as if the final judgment were a claim filed by the Terminated Participant or Beneficiary.

      9.7 Electronic or Telephonic Transmissions. Notwithstanding any provision in this Plan to the contrary, salary reduction agreements and cancellations or amendments thereto, investment elections, changes or transfers, loans, withdrawal decisions, and any other decision or election by a Participant (or Beneficiary) under this Plan may be accomplished by electronic or telephonic means which are not otherwise prohibited by law and which are in accordance with procedures and/or systems approved or arranged by the Administrative Committee or its delegates.

      9.8 Miscellaneous. The Plan shall be binding upon the heirs and personal representatives of all current and future representatives of Participants and Beneficiaries.

      The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of New York.

      If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provisions had not been included.

      The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

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                                       67

--------------------------------------------------------------------------------
                      X: Amendments And Action By Employer
--------------------------------------------------------------------------------

      10.1 Amendments Generally. The Company reserves the right to make from time to time any amendment or amendments to this Plan or Trust which do not cause any part of the Trust Fund to be used for, or diverted to, any purpose other than the exclusive benefit of Participants, Terminated Participants or their Beneficiaries; provided, however, that the Company may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA or the Code.

      No amendment to the Plan shall decrease a Participant's Account or eliminate an optional form of distribution except as may be permitted by the Code or ERISA.

      10.2 Amendments to Vesting Schedule. Any amendment to the Plan which alters the vesting provisions set forth in Section 6.3 shall be deemed to include the following terms:

            (a) The vested percentage of a Participant in that portion of his Account under the Plan derived from Employer contributions made for Plan Years ending with or within the later of the date such amendment is adopted or the date such amendment becomes effective shall not be reduced; and

            (b) Each Participant having not less than three Years of Service, at the later of the date such amendment was effective or adopted shall be permitted to elect irrevocably to have his vested percentage computed under the Plan without regard to such amendment. Such election must be made within 60 days from the later of (i) the date the amendment was adopted, (ii) the date the amendment became effective, or (iii) the date the Participant is issued written notice of such amendment by the Administrative Committee.

      Notwithstanding the preceding sentence, no election need be provided for any Participant whose nonforfeitable percentage in his Account derived from Employer contributions under the Plan, as amended at any time, cannot be less than such percentage determined without regard to such amendment.

      10.3 Action by Company. Any action by the Company under this Plan shall be by a duly adopted resolution of the Board of Directors, or by any person or persons duly authorized by a duly adopted resolution of that Board to take such action. Any company that has

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                                       68
adopted this Plan and has become a Participating Employer with approval of the Board of Directors shall be deemed, by the continuing participation of such company in the Plan, to accept any action of the Board of Directors.

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                                       69

--------------------------------------------------------------------------------
                      XI: Successor Employer And Merger Or
                             Consolidation Of Plans
--------------------------------------------------------------------------------

      11.1 Successor Employer. In the event of the dissolution, merger, consolidation or reorganization of the Employer, provision may be made by which the Plan and Trust will be continued by the successor; and, in that event, such successor shall be substituted for the Employer under the Plan. The substitution of the successor shall constitute an assumption of Plan liabilities by the successor, and the successor shall have all of the powers, duties and responsibilities of the Employer under the Plan.

      11.2 Plan Assets. There shall be no merger or consolidation of the Plan with, or transfer of assets or liabilities of the Trust Fund to, any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants of the Plan, unless each Participant would (if either this Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if this Plan had then terminated), and unless a duly adopted resolution of the Board of Directors of the Company authorizes such merger, consolidation or transfer of assets.

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

--------------------------------------------------------------------------------
                              XII: Plan Termination
--------------------------------------------------------------------------------

      12.1 Right to Terminate. In accordance with the procedures set forth herein, the Company may terminate the Plan at any time in whole or in part. A distribution may not be made from the Plan due to the termination of the Plan if the Employer established or maintains a successor plan, as such term is defined in Treas. Reg. ss.1.401(k)-1(d)(3). To the extent permitted by section 401(k) of the Code and regulations thereunder, in the event of the dissolution, merger, consolidation or reorganization of the Employer, the Plan shall terminate and the Trust Fund shall be liquidated unless the Plan is continued by a successor to the Employer in accordance with Section 11.1.

      12.2 Liquidation of the Trust Fund. Upon the complete or partial termination of the Plan, the Accounts of all Participants affected thereby shall become fully vested and nonforfeitable, to the extent funded, and the Administrative Committee shall direct the Trustee to distribute the assets remaining in the Trust Fund, after payment of any expenses properly chargeable thereto, to Participants, Terminated Participants and Beneficiaries in proportion to their respective Account balances.

      12.3 Manner of Distribution. To the extent that no discrimination in value results, any distribution after termination of the Plan may be made, in whole or in part, in cash, or in securities or other assets in kind, as the Administrative Committee may determine. All non-cash distributions shall be valued at fair market value at date of distribution.

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                                       71

--------------------------------------------------------------------------------
                     XIII: Determination Of Top-Heavy Status
--------------------------------------------------------------------------------

      13.1 General. Notwithstanding any other provision of the Plan to the contrary, for any Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, as defined below, the provisions of this Article shall apply, but only to the extent required by Section 416 of the Code and the regulations thereunder.

      13.2 Top-Heavy Plan. This Plan shall be Top-Heavy and an Aggregation Group shall be Top-Heavy if as of the Determination Date for such Plan Year the sum of the Cumulative Accrued Benefits and Cumulative Accounts of Key Employees for the Plan Year exceeds 60% of the aggregate of all the Cumulative Accounts and Cumulative Accrued Benefits. The Cumulative Accrued Benefits and Cumulative Accounts of those Participants who have not performed any service for the Employer during the five-year period ending on the Determination Date shall be disregarded.

            (a) If the Plan is not included in a Required Aggregation Group with other plans, then it shall be Top-Heavy only if (i) it is Top-Heavy when considered by itself and (ii) it is not included in a Permissive Aggregation Group that is a Top-Heavy Group.

            (b) If the Plan is included in a Required Aggregation Group with other plans, it shall be Top-Heavy only if the Required Aggregation Group, including any permissively aggregated plans, is Top-Heavy.

      13.3 Super Top-Heavy Plan. This Plan shall be Super Top-Heavy if it would be Top-Heavy under Section 13.2, but substituting 90% for 60%.

      13.4 Cumulative Accrued Benefits and Cumulative Accounts. The determination of the Cumulative Accrued Benefits and Cumulative Accounts under the Plan shall be made in accordance with Section 416 of the Code and the regulations thereunder. The determination of the Plan's Top-Heavy status shall relate to the proper Determination Date.

      13.5 Definitions.

            (a) "Aggregation Group" means either a Required Aggregation Group or a Permissive Aggregation Group.

            (b) "Determination Date" means with respect to any Plan Year, the last day of the preceding Plan Year or in the case of the first Plan Year of any plan, the last day

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                                       72
of such Plan Year or such other date as permitted by the Secretary of the Treasury or his delegate.

            (c) "Employer" means the Employer and Controlled Group Members.

            (d) "Key Employee" means those individuals described in Section 416(i)(l) of the Code and the regulations hereunder.

            (e) "Non-Key Employee" means those individuals who are not Key Employees and includes former Key Employees.

            (f) "Permissive Aggregation Group" means a Required Aggregation Group plus any other plans selected by the Company provided that all such plans when considered together satisfy the requirements of Sections 401(a)(4) and 410(b) of the Code.

            (g) "Required Aggregation Group" means a plan maintained by the Employer in which a Key Employee is a participant or which enables any plan in which a Key Employee is a participant to meet the requirements of Code Section 401(a)(4) or Code Section 410(b).

      13.6 Vesting. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, the minimum vesting requirements of Code Section 416(b) shall be satisfied as set forth in Section 6.3.

      13.7 Minimum Contributions. For each Plan Year in which the Plan is Top-Heavy or Super Top-Heavy, minimum Employer contributions for a Participant who is a Non-Key Employee shall be required to be made on behalf of each Participant who is employed by the Employer on the last day of the Plan Year, regardless of his level of compensation (as defined under Section 415 of the Code) and regardless of the number of Hours of Service he has completed during such Plan Year. The amount of the minimum contribution shall be the lesser of the following percentages of compensation but limited in amount under Section 401(a)(17) of the Code:

            (a) Three percent, or

            (b) The highest percentage at which Company contributions are made under the Plan for the Plan Year on behalf of any Key Employee.

                  (1) For purposes of subparagraph (b), all defined contribution plans included in a Required Aggregation Group shall be treated as one plan.

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                                       73

                  (2) Paragraph (b) shall not apply if the Plan is included in a Required Aggregation Group and the Plan enables a defined benefit plan included in the Required Aggregation Group to meet the requirements of Section 401(a)(4) or 410(b) of the Code.

      For purposes of the minimum contribution requirement, any Pre-Tax Contributions made on behalf of a Key Employee shall be counted as Employer contributions with respect to such Key Employee, but any Pre-Tax Contributions made on behalf of a Non-Key Employee shall not be counted as Employer contributions with respect to such Non-Key Employee.

      This Section shall not apply to the extent a Participant other than a Key Employee is covered by another qualified plan(s) of the Employer and the Employer has provided that the minimum contribution requirements applicable to this Plan will be satisfied by the other plan(s).

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                                       74

                                    EXECUTION

      IN WITNESS WHEREOF, Omnicom Group Inc., by its duly authorized officer, has executed the Omnicom Group Retirement Savings Plan on the date indicated below.

                                       OMNICOM GROUP INC.

                                       By:    /s/ Leslie Chiocco
                                              ----------------------------------
                                       Name:  Leslie Chiocco
                                       Title: Vice President, Human Resources
                                       Dated: September 7, 2001

Attest: /s/ Barry J. Wagner
        ------------------------------